Exhibit 10.20.4

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 4 to Master Repurchase Agreement, dated as of February 19, 2021 (this “Amendment”), by and among Nomura Corporate Funding Americas, LLC (“Buyer”) and Finance of America Commercial LLC (the “Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of August 18, 2017 (as amended by Amendment No. 1 to Master Repurchase Agreement, dated as of September 29, 2017, Amendment No. 2 to Master Repurchase Agreement, dated as of September 28, 2018 and Amendment No. 3 to Master Repurchase Agreement, dated as of November 21, 2018, the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Amendments to Existing Repurchase Agreement. Effective as of the date hereof, the Existing Repurchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto. The parties hereto further acknowledge and agree that Exhibit A constitutes the conformed agreement as amended and modified by the terms set forth herein.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to Buyer’s receipt of the following documents, each of which shall be satisfactory to Buyer in form and substance:

(a) this Amendment, executed and delivered by Seller and Buyer; and

(b) Amendment No. 11 to Pricing Side Letter, executed and delivered by Seller and Buyer.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 4. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures In Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:	/s/ David Ritchie
Name: David Ritchie
Title: Managing Director

Signature Page to Amendment No. 4 to Master Repurchase Agreement (Nomura/FACo)

FINANCE OF AMERICA COMMERCIAL LLC, as Seller

By:	/s/ Robert Conway
Name: Robert Conway
Title: Treasurer

Signature Page to Amendment No. 4 to Master Repurchase Agreement (Nomura/FACo)

Exhibit A

CONFORMED AGREEMENT

(See attached)

[CONFORMED THRU AMENDMENT NO. ~~3~~4]

MASTER REPURCHASE AGREEMENT

between

NOMURA CORPORATE FUNDING AMERICAS, LLC,

as Buyer

and

FINANCE OF AMERICA COMMERCIAL LLC,

as Seller

Dated as of August 18, 2017

TABLE OF CONTENTS

Page

SECTION 1.	APPLICABILITY; TRANSACTION OVERVIEW	1

SECTION 2.	DEFINITIONS	1

SECTION 3.	NO COMMITMENT ~~ABOVE THE COMMITTED PURCHASE PRICE~~; INITIATION; TERMINATION	~~18~~23

SECTION 4.	MARGIN AMOUNT MAINTENANCE	~~25~~32

SECTION 5.	INCOME PAYMENTS	~~26~~33

SECTION 6.	REQUIREMENTS OF LAW	~~27~~34

SECTION 7.	TAXES.	~~28~~35

SECTION 8.	SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT	~~31~~39

SECTION 9.	PAYMENT, TRANSFER AND CUSTODY	~~34~~41

SECTION 10.	HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS	~~34~~41

SECTION 11.	FEES	~~34~~42

SECTION 12.	REPRESENTATIONS	~~34~~42

SECTION 13.	COVENANTS OF SELLER	~~39~~47

SECTION 14.	EVENTS OF DEFAULT	~~46~~54

SECTION 15.	REMEDIES	~~49~~57

SECTION 16.	INDEMNIFICATION AND EXPENSES	~~51~~59

SECTION 17.	SERVICING	~~52~~60

SECTION 18.	RECORDING OF COMMUNICATIONS	~~54~~61

SECTION 19.	DUE DILIGENCE	~~54~~62

SECTION 20.	ASSIGNABILITY	~~54~~62

SECTION 21.	TRANSFER AND MAINTENANCE OF REGISTER	~~55~~63

-i-

SECTION 22.	TAX TREATMENT	~~56~~58

SECTION 23.	SET-OFF	~~56~~59

SECTION 24.	TERMINABILITY	~~56~~59

SECTION 25.	NOTICES AND OTHER COMMUNICATIONS	~~57~~59

SECTION 26.	ENTIRE AGREEMENT; SEVERABILITY; SINGLE AGREEMENT	~~57~~60

SECTION 27.	GOVERNING LAW	~~58~~60

SECTION 28.	SUBMISSION TO JURISDICTION; WAIVERS	~~58~~60

SECTION 29.	NO WAIVERS, ETC	~~58~~61

SECTION 30.	NETTING	~~59~~61

SECTION 31.	CONFIDENTIALITY	~~59~~62

SECTION 32.	INTENT	~~60~~63

SECTION 33.	RESERVED.	~~61~~64

SECTION 34.	CONFLICTS	~~61~~64

SECTION 35.	AUTHORIZATIONS	~~62~~64

SECTION 36.	RESERVED	~~62~~64

SECTION 37.	MISCELLANEOUS.	~~62~~64

SECTION 38.	GENERAL INTERPRETIVE PRINCIPLES	~~62~~65

-ii-

SCHEDULE 1	REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS
SCHEDULE 2	AUTHORIZED REPRESENTATIVES

EXHIBIT A	FORM OF CONFIRMATION LETTER
EXHIBIT B	UNDERWRITING GUIDELINES
EXHIBIT C	SELLER’S TAX IDENTIFICATION NUMBER
EXHIBIT D	RESERVED
EXHIBIT E	MONTHLY SERVICING REPORT
EXHIBIT F	FORM OF SECTION 7 CERTIFICATE
EXHIBIT G-1	ASSET SCHEDULE FIELDS (MORTGAGE LOANS OTHER THAN RENTAL LOANS)
EXHIBIT G-2	ASSET SCHEDULE FIELDS (RENTAL LOANS)
EXHIBIT H	~~RESERVED~~FORM OF ESCROW INSTRUCTION LETTER
EXHIBIT I-1	FORM OF SERVICER NOTICE
EXHIBIT I-2	FORM OF SERVICER NOTICE AND PLEDGE
EXHIBIT J	FORM OF SELLER POWER OF ATTORNEY

-iii-

MASTER REPURCHASE AGREEMENT

This is a MASTER REPURCHASE AGREEMENT, dated as of August 18, 2017, between FINANCE OF AMERICA COMMERCIAL LLC, a Delaware limited liability company (the “Seller”) and NOMURA CORPORATE FUNDING AMERICAS, LLC, a Delaware limited liability company (the “Buyer”).

Section 1. Applicability; Transaction Overview. Subject to the terms and conditions set forth herein, from time to time and at the request of Seller, the parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Purchased Assets, against the transfer of funds by Buyer representing the Purchase Price for such Purchased Assets, with a simultaneous agreement by Buyer to transfer to Seller and Seller to repurchase such Purchased Assets in a repurchase transaction at a date not later than the Termination Date, against the transfer of funds by Seller representing the Repurchase Price for such Purchased Assets. Each such transaction involving the purchase and sale of additional Mortgage Loans (and, for the avoidance of doubt, any Advanced Holdback Amount) shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

Section 2. Definitions. As used herein, the following terms shall have the following meanings.

“Accelerated Repurchase Date” shall have the meaning set forth in Section 15(a)(i) hereof.

“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans (a) of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and (b) consistent with the degree of skill and care that such servicers customarily require with respect to similar Mortgage Loans owned or managed by such servicers, and that are in accordance with all applicable Federal, State and local laws and regulations.

“Adjusted Principal Balance” shall mean the unpaid principal balance as of the Purchase Date inclusive of any Advanced Holdback Amount but not including, for the avoidance of doubt, any Holdback Amount that has not been disbursed to the related Mortgagor.

“Adjusted Tangible Net Worth” shall have the meaning set forth in the Pricing Side Letter.

“Advanced Holdback Amount” shall mean, with respect to any Purchased Asset that is an RTL Loan, any Holdback Amount disbursed by or on behalf of Seller to the related Mortgagor in accordance with the applicable Mortgage Loan Documents.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, but excluding Blackstone Tactical Opportunities Funds and BTO Urban Holdings LLC.

“Affiliated Servicer” shall mean a Servicer that is an Affiliate of Seller.

“Aggregate Asset Value” shall mean, as of any date of determination, the sum of the Asset Value of all Purchased Assets.

“Aggregate Facility Repurchase Price” shall mean, as of any date of determination, the sum of the Repurchase Prices (excluding from the definition of Repurchase Price any amounts calculated pursuant to clause (B) of such definition) of all Purchased Assets.

~~“Aggregate Utilized Purchase Price” shall have the meaning set forth in the Pricing Side Letter.~~

“Agreement” shall mean this Master Repurchase Agreement between Buyer and Seller, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 12(bb) hereof.

“Appraisal” shall mean a FIRREA-compliant appraisal report provided by an appropriately state licensed or certified appraiser indicating the market value of the related Mortgaged Property, incorporating, other than a ground-up construction, an interior inspection of the residence on such Mortgaged Property and obtained in conformity with customary and usual business practices, relative state and federal laws, and regulatory guidelines. Such appraisal report will generally include a minimum of [***] comparable sales that support the value. In the event the related ~~Mortgage~~RTL Loan includes any undisbursed Holdback Amounts, such report will include both the “as is” and “as repaired” values within the appraisal report.

“~~Appraisal~~Appraised Value” shall mean, with respect to any Mortgage Loan, the appraised value of the related Mortgaged Property as set forth in the Appraisal.

“Asset Detail and Exception Report” shall have the meaning set forth in the Custodial Agreement.

“Asset File” shall have the meaning set forth in the Custodial Agreement.

“Asset Schedule” shall mean with respect to any Transaction as of any date, an asset schedule in the form of a computer tape or other electronic medium (including an Excel spreadsheet) generated by Seller and delivered to Buyer and the Custodian, which provides information (including, without limitation, the information set forth on Exhibit G-1 or Exhibit G-2, as applicable, attached hereto) relating to the Purchased Assets and Eligible Mortgage Loans in a format reasonably acceptable to Buyer.

“Asset Value” shall mean, as of any date of determination, with respect to each Eligible Mortgage Loan, an amount equal to:

(a) ~~(A)~~with respect to all RTL Loans, the product of (i) the related Purchase Price Percentage with respect to such ~~Eligible~~ Mortgage Loan and (ii) the Market Value of such ~~Purchased Asset~~Mortgage Loan and (iii) the Adjusted Principal Balance of such ~~Purchased Asset~~Mortgage Loan (subject to modification pursuant to the terms below), minus (B) the product of (i) the undisbursed Holdback Amount for such ~~Eligible~~ Mortgage Loan as of such date, if any, and (ii) the applicable Haircut Percentage for such ~~Eligible~~ Mortgage Loan~~.~~ ;

(b) with respect to all other Eligible Mortgage Loans, the product of (i) the related Purchase Price Percentage with respect to such Mortgage Loan and (ii) the Market Value of such Mortgage Loan and (iii) the unpaid principal balance of such Mortgage Loan (subject to modification pursuant to the terms below).

Without limiting the generality of the foregoing, Seller acknowledges that the Asset Value of a Purchased Asset may be reduced to zero by Buyer, or such other valuation as determined by Buyer in its sole discretion, with respect to any Purchased Asset as to which a Purchased Asset Issue has occurred and such Purchased Asset has not been repurchased or caused to be repurchased by Seller.

“Assignment and Acceptance” shall have the meaning set forth in Section 20 hereof.

“Attorney Bailee Letter” shall mean a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Buyer.

“Authorized Representative” shall mean, for the purposes of this Agreement only, an agent or Responsible Officer of Seller listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.

~~“Available Committed Purchase Price” shall mean, as of any date of determination, the difference between (x) the Committed Purchase Price as of such date, minus (y) the Aggregate Utilized Purchase Price as of such date.~~

“Bailee Letter” shall mean a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Buyer.

“Bank” shall mean Wells Fargo Bank, N.A., in its capacity as bank, or a successor bank approved in writing by Buyer, with respect to the Collection Account Control Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“BPO” shall mean a broker price opinion of the estimated sale price of a Mortgaged Property provided by an appropriately state licensed real estate agent reasonably acceptable to Buyer in conformity with customary and usual business practices, state and federal laws and regulatory guidelines. Such BPO will include a minimum of [***] comparable sales.

“BPO Value” shall mean, with respect to any Mortgage Loan, the ~~estimated sales price~~value of the related Mortgaged Property as set forth in the BPO obtained by or on behalf of Seller; provided, however, that if such determined value is not acceptable to Buyer, then Buyer may require Seller to obtain an additional BPO from a BPO provider, such provider to be selected by Buyer in its sole discretion.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York, or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” shall mean Nomura Corporate Funding Americas, LLC, its successors in interest and assigns, and with respect to Section 7, its participants.

“Calculation Agent” shall mean Wells Fargo Bank, N.A. or any other calculation agent approved by Buyer in its sole discretion.

“Calculation Agent Side Agreement” shall mean that certain Calculation Agent and Payment Agent Side Agreement dated as of August 18, 2017 among Seller, Buyer, Payment Agent and Calculation Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).

“Change in Control” shall mean:

(a) any transaction or event as a result of which UFG Holdings LLC does not own, directly or indirectly, at least [***] of the Capital Stock of Seller; or

(b) any transaction or event as a result of which UFG Holdings LLC and Buy to Rent Holdings L.P. fail to own, directly or indirectly, on a combined basis, [***] of the Capital Stock of Seller;

(c) the sale, transfer, or other disposition of all or an amount equivalent to [***] or more of Seller’s assets (excluding any such action taken in connection with any securitization or whole loan transaction); or

(d) Seller elects to be taxed as a real estate investment trust, as defined under Section 856 of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” shall mean the “Collection Account” as defined in the Collection Account Control Agreement.

“Collection Account Control Agreement” shall mean the agreement regarding the Collection Account among Seller, Buyer and Bank and acknowledged by Seller, which shall provide for Buyer control as of the date of execution and shall be in form and substance acceptable to Buyer, as the same may be amended from time to time.

“Collection Period” shall mean the period commencing on the [***] day of the month up to but not including the [***] of the following month.

~~“Committed Purchase Price” shall have the meaning set forth in the Pricing Side Letter.~~

“Concentration Limit” shall have the meaning set forth in the Pricing Side Letter.

~~“Concentration Limit Issue” shall have the meaning set forth in the definition of “Purchased Asset Issue” hereof.~~

~~“Concentration Limit Threshold” shall have the meaning set forth in the Pricing Side Letter.~~

“Confidential Information” shall have the meaning set forth in Section 31(b) hereof.

“Confidential Terms” shall have the meaning set forth in Section 31(a) hereof.

“Confirmation” shall mean a written confirmation from Buyer to Seller in the form of Exhibit A attached hereto.

“Costs” shall have the meaning set forth in Section 16(a) hereof.

“Custodial Agreement” shall mean that certain Custodial Agreement dated as of the date hereof, among Seller, Buyer and Custodian, as the same may be amended from time to time.

“Custodian” shall mean Wells Fargo Bank, N.A. and any successor thereto under the Custodial Agreement.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Defaulting Party” shall have the meaning set forth in Section 30(b) hereof.

“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Disbursement Account” shall mean the account established at the Disbursement Account Bank pursuant to the terms and conditions of the Disbursement Account Control Agreement.

“Disbursement Account Control Agreement” shall mean a disbursement account control agreement to be entered into among Seller, Buyer and Disbursement Account Bank, in form and substance acceptable to Buyer, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Disbursement Account Bank” shall mean Wells Fargo Bank, N.A. in its capacity as account bank with respect to the Disbursement Account, and any successor thereto under the Disbursement Account Control Agreement.

“Disbursement Agent” shall mean Wells Fargo Bank, N.A. in its capacity as disbursement agent, and any successor thereto under the Disbursement Agent Agreement.

“Disbursement Agent Agreement” shall mean that certain Disbursement Agent Agreement to be entered into among Seller, Buyer and the Disbursement Agent, as it may be amended, supplemented or otherwise modified from time to time.

“Disposition Proceeds” shall have the meaning set forth in Section 5(f) hereof.

“Division/Series Transaction” shall mean, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation Section 18-217 of the Delaware LLC Act.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Due Diligence Documents” shall have the meaning set forth in Section 19 hereof.

“DSCR” shall mean, with respect to any Purchased Asset that is a Rental Loan, the debt service coverage ratio as set forth in the applicable Underwriting Guidelines.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement that is entered into among Buyer, Seller, MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Eligible Mortgage Loan” shall mean a Mortgage Loan that meets the following criteria (unless otherwise agreed to by Buyer in writing in its sole and absolute discretion) at all times (unless otherwise set forth below):

(a) was originated by the Seller in accordance with the related Underwriting Guidelines and without any noted exceptions;

(b) in respect of which each related Servicer has entered into a Servicing Agreement and Servicer Notice satisfying the requirements of Sections 3(b) hereof;

(c) ~~“Eligible~~such Mortgage Loan~~” shall mean a Mortgage Loan which~~ complies ~~with the Underwriting Guidelines and~~ with the representations and warranties set forth on Schedule 1 ~~with respect thereto.~~;

(d) the related Mortgagor is not subject to an Insolvency Event, and the related Mortgaged Property is not involved in a proceeding under an Insolvency Event;

(e) such Mortgage Loan is not subject to foreclosure proceedings and has not been converted into an REO property;

(f) such Mortgage Loan and the related Mortgaged Property does not, after giving effect to the related Purchase Price with respect to such Mortgaged Property or Mortgage Loan, cause any of the applicable Concentration Limits set forth in the Pricing Side Letter to be exceeded;

(g) such Mortgage Loan is not secured by a Mortgaged Property that, in Buyer’s good faith discretion, is subject to ground-up construction, substantial or complete demolition or a repurposing project or other substantial construction or rehabilitation;

(h) such Mortgage Loan is secured by a Mortgaged Property located in a State of the United States of America or the District of Columbia;

(i) such Mortgage Loan is secured by one Mortgaged Property (or in the case of a Multi-Property Rental Loan, [***] or more Mortgaged Properties) that in each case have no Lien subordinate to the Lien of the Mortgage;

(j) the related Mortgagor is a U.S. Person;

(k) such Mortgage Loan is secured by a Mortgaged Property with an “as-is” Property Value of at least [***];

(l) if such Mortgage Loan is an RTL Loan, satisfies each of the following criteria:

(i) has an initial term of at least [***] and not more than [***] [***];

(ii) the related Holdback Amount (if any) does not exceed an amount equal to [***] of the “as is” Property Value of the related Mortgaged Property that secures such Mortgage Loan;

(iii) the Loan-to-After-Repair-Value Ratio does not exceed [***];

(iv) the Loan-to-Cost Ratio does not exceed [***];

(v) such Mortgage Loan has an unpaid principal balance that is not greater than [***];

(m) if such Mortgage Loan is a Rental Loan, satisfies each of the following criteria: [***];

(i) has an initial term of at least [***] and not more than [***]

(ii) such Mortgage Loan has an unpaid principal balance that is not greater than (x) [***] if such Mortgage Loan is a Multi-Property Mortgage Loan or (y) [***] if such Mortgage Loan is not a Multi-Property Mortgage Loan;

(iii) is subject to an unconditional full recourse payment guaranty made by the related Sponsor of such Mortgagor;

(iv) the FICO score of each related guarantor is greater than or equal to [***];

(v) has a DSCR equal to or greater than [***];

(vi) has an LTV that is less than or equal to [***];

(vii) the related Mortgaged Property is solely for use as a rental property, such Mortgaged Property is not occupied by the related Mortgagor or any Affiliate of such Mortgagor or family member of such Mortgagor (in the case of a Mortgagor that is a natural person), such Mortgaged Property is not used for any other commercial or noncommercial use and Seller has provided Buyer or its designee with a statement certifying such purposes as well as other checks as agreed to between Seller and Buyer as determined through due diligence; and

(viii) as of the related Purchase Date, has been approved by Buyer in its sole and absolute discretion.

“Environmental Issue” shall mean any material environmental issue with respect to any Mortgaged Property, as determined by the Buyer in its good faith discretion, including without limitation, the violation of any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous substances, materials or other pollutants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign analogues, counterparts or equivalents, in each case as amended from time to time.

“EO13224” shall have the meaning set forth in Section 12(cc) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any Person which, together with Seller is treated, as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“Escrow Instruction Letter” shall mean the Escrow Instruction Letter from Buyer and Seller to the Settlement Agent, in the form of Exhibit H hereto, as the same may be modified, supplemented and in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 14 hereof.

“Event of ERISA Termination” shall mean (i) with respect to any Plan, a Reportable Event, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, or (ii) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430 (j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any Plan, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430 (k) of the Code with respect to any Plan.

“Excluded Taxes” shall have the meaning set forth in Section 7(e) hereof.

~~“Exit Fee” shall have the meaning set forth in the Pricing Side Letter.~~

“Facility Documents” shall mean this Agreement, the Pricing Side Letter, the Custodial Agreement, the Tri-Party Agreement, if any, a Servicer Notice, if any, the Powers of Attorney, the Electronic Tracking Agreement, if any, the Collection Account Control Agreement, each Servicing Agreement, each Servicer Notice, Calculation Agent Side Agreement, the Disbursement Agent Agreement, the Disbursement Account Control Agreement, each Escrow Instruction Letter (if any) and any and all other documents and agreements executed and delivered by Seller, Junior Lender or their respective Affiliates in connection with this Agreement or any Transactions hereunder, as the same may be amended, restated or otherwise modified from time to time.

“FDIA” shall have the meaning set forth in Section 32(c) hereof.

“FDICIA” shall have the meaning set forth in Section 32(d) hereof.

“FICO” shall mean Fair Isaac & Co., or any successor thereto.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud acceptable to Buyer.

“Financial Statements” shall mean the consolidated and consolidating financial statements of Seller prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by BDO USA, LLP or such other nationally recognized independent certified public accountants approved by Buyer (which approval shall not be unreasonably withheld).

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“GLB Act” shall have the meaning set forth in Section 31(b) hereof.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Haircut Percentage” shall mean, for each Purchased Asset, as of any date of determination, a percentage equal to (x) [***] less (y) the product of (A) Market Value and (B) the related Purchase Price Percentage for such Purchased Asset.

~~“High LTC Mortgage Loan” shall have the meaning set forth in the Pricing Side Letter.~~

“Holdback Amount” shall mean, with respect to any Purchased Asset that is an RTL Loan, the future funding amount for the related Mortgagor to improve and rehabilitate the related Mortgaged Property in accordance with the applicable Mortgage Loan Documents.

“Holdback Servicer” shall mean Finance of America Commercial LLC or any other servicer approved by Buyer in its sole discretion to service the aggregate Holdback Amount.

“Income” shall mean, with respect to any Purchased Asset, all principal and income or dividends or distributions received with respect to such Purchased Asset, including any Liquidation Proceeds, insurance proceeds, interest or other distributions payable thereon or any fees or payments of any kind received.

“Indebtedness” shall mean, with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within [***] of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Indemnified Party” shall have the meaning set forth in Section 16(a) hereof.

“Insolvency Event” shall mean, for any Person:

(a) that such Person or any Affiliate shall discontinue or abandon operation of its business; or

(b) that such Person or any Affiliate shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

(c) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person or any Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Affiliate, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and has not been dismissed within [***]; or

(d) the commencement by such Person or any Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s or any Affiliate’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(e) that such Person or any Affiliate shall become insolvent; or

(f) if such Person or any Affiliate is a corporation, such Person or any Affiliate, or any of their Subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (a), (b), (c), (d) or (e).

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“Junior Lender” shall mean that certain subordinated lender approved by Buyer in its sole discretion, and such lender’s successors in interest and assigns.

~~“Legal Expense Cap” shall have the meaning set forth in the Pricing Side Letter.~~

“LIBOR Rate” shall mean, ~~with respect to each Pricing Rate Period~~for any day of determination, the rate of interest (calculated on a per annum basis) [***] ICE Benchmark Administration (or any successor institution or replacement institution used to administer LIBOR) as reported on the display designated as “BBAM” “Page DG8 4a” on Bloomberg (or such other display as may replace “BBAM” “Page DG8 4a” on Bloomberg) on ~~related Pricing Rate Determination Date~~such date, and if such rate is not available at such time for any reason, then the LIBOR Rate for ~~the relevant Pricing Rate Period~~such date shall be the rate at which [***] U.S. dollar deposits are offered in immediately available funds by the principal London office of a major bank in the London interbank market, selected by Buyer in its sole discretion, at approximately [***] London time on that day.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Liquidation Proceeds” shall mean, with respect to a Purchased Asset, all cash amounts received by the Servicer or Seller in connection with: (i) the liquidation of the related Mortgaged Property or other collateral constituting security for such Purchased Asset, through trustee’s sale, foreclosure sale, disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor, (ii) the realization upon any deficiency judgment obtained against a Mortgagor or (iii) any other amounts collected on account of subsequent recoveries.

“Loan Amount” shall mean, the maximum amount advanced by Seller to a Mortgagor under the terms of the related Mortgage Loan Documents.

“Loan-to-After-Repair-Value Ratio” shall mean the ratio of (A) the original principal balance of such Mortgage Loan to (B) after repaired value of such Mortgage Loan.

“Loan-to-Cost Ratio” shall mean, as of the origination date of any Mortgage Loan, (A) with respect to Mortgage Loans for purchase of a Mortgaged Property or refinancing less than [***] after the original purchase date of a Mortgaged Property, a ratio of (x) the unpaid principal balance of such Mortgage Loan (including, for the avoidance of doubt, any Holdback Amount that has not been disbursed to the related Mortgagor) to (y) the sum of (i) the purchase price of the related Mortgaged Property and (ii) the underwritten and documented construction budget, and (B) with respect to Mortgage Loans originated in connection with refinancing more than [***] after the original purchase date of the Mortgaged Property, a ratio of (x) the unpaid principal balance of such Mortgage Loan (including, for the avoidance of doubt, any Holdback Amount that has not been disbursed to the related Mortgagor) to (y) the sum of (x) the as-is Appraised Value or as-is BPO Value, as applicable, of the related Mortgaged Property and

(y) the underwritten and documented construction budget, if any.

“LTV” shall mean with respect to any Mortgage Loan, the ratio of the original principal balance of such Mortgage Loan to the “as is” Appraised Value of such Mortgage Loan.

“Margin Call” shall have the meaning provided in Section 4(a) hereof.

“Margin Deficit” shall mean, as of any date of determination, if the Aggregate Asset Value is less than the Aggregate Facility Repurchase Price for all such Transactions, excluding accrued Price Differential not yet due, for such Purchased Asset.

“Margin Payment” shall have the meaning provided in Section 4(a) hereof.

“Market Value” shall mean, as of any date of determination, for each Purchased Asset, the market value of such Purchased Asset as determined by Buyer in its good faith discretion (which may be performed on a daily basis, at the Buyer’s discretion), expressed as a percentage of the Adjusted Principal Balance (with respect to RTL Loans) or unpaid principal balance (with respect to any other Purchased Asset), not to exceed [***], which determination may take into account such factors as Buyer deems appropriate.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, or financial condition of Seller or any Affiliate, (b) the ability of Seller or any Affiliate to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Buyer or any Affiliate under any of the Facility Documents, or (e) the timely payment of any amounts payable under the Facility Documents; in each case as determined by Buyer in its sole discretion.

“Maximum Aggregate Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“MBA Method of Delinquency” shall mean, with respect to Mortgage Loans, the methodology used by the Mortgage Bankers Association for assessing delinquency. For the avoidance of doubt, under the MBA Method of Delinquency, a Mortgage Loan is considered “[***] delinquent” if the Mortgagor fails to make a monthly payment prior to the close of business on the day that immediately precedes the due date on which the next monthly payment is due. For example, a Mortgage Loan will be considered [***] delinquent if the Mortgagor fails to make a monthly payment originally due on September 1 by the close of business on September 30.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan” shall mean any Mortgage Loan registered with MERS on the MERS System.

“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.

“Minimum Margin Threshold” shall have the meaning assigned to such term in the Pricing Side Letter.

“Monthly Servicing Report” shall have the meaning set forth in Section 13(d)(vi) hereof.

“Mortgage” shall mean each mortgage, or deed of trust, security agreement and fixture filing, deed to secure debt, or similar instrument creating and evidencing a first Lien on real property and other property and rights incidental thereto.

“Mortgage Loan” shall mean any first lien~~, fixed-rate mortgage loan which is made solely for investment and business purposes and evidenced by and including a Mortgage Note and a Mortgage on a non-owner occupied one-to-four family residential property, condominium, townhouse or a Small Multi-Family Property or mixed use residential property.~~ RTL Loan or Rental Loan.

“Mortgage Loan Documents” shall mean, with respect to a Mortgage Loan, each of the documents comprising the Asset File for such Mortgage Loan, as more fully set forth in the Custodial Agreement.

“Mortgage Note” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean, with respect to any Person, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding [***] contributed to (or required to be contributed to) by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Multi-Property Mortgage Loan” shall mean a Rental Loan secured by more than one Mortgaged Property, approved by Buyer in its sole discretion.

“Nondefaulting Party” shall have the meaning set forth in Section 30(b) hereof.

“Non-Excluded Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Non-Exempt Buyer” shall have the meaning set forth in Section 7(e) hereof.

“Obligations” shall mean (a) any amounts owed by Seller to Buyer in connection with any or all Transactions hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Facility Documents; (b) all other obligations or amounts owed by Seller to Buyer or an Affiliate of Buyer under any other contract or agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured; and (c) following the occurrence of an Event of Default, any Holdback Amount that has not been disbursed to the Mortgagor related to any Purchased Asset.

“OFAC” shall have the meaning set forth in Section 12(cc) hereof.

“Optional Repurchase” shall have the meaning set forth in Section 3(d) hereof.

“Other Taxes” shall have the meaning set forth in Section 7(b) hereof.

“Payment Agent” shall mean Wells Fargo Bank, N.A., in its capacity as payment agent with respect to the Collection Account.

“Payment Date” shall mean with respect to each Collection Period (i) the [***] following the commencement of such Collection Period, or the next succeeding Business Day, if such calendar day shall not be a Business Day and (ii) the Repurchase Date.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof) including, but not limited to, Seller.

“Plan” shall mean, with respect to Seller, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding [***] established, maintained or contributed to by Seller or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post-Default Rate” shall have the meaning set forth in the Pricing Side Letter.

“Power of Attorney” shall mean the power of attorney in the form of Exhibit J delivered by Seller.

“Price Differential” shall mean, with respect to any Purchased Asset, as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for the related Purchased Asset to the Repurchase Price for such Purchased Asset, on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Purchased Asset). For the avoidance of doubt, Seller’s obligation to pay any Price Differential to Buyer with respect to any Purchased Asset shall continue until the Repurchase Price for such Asset is remitted to the account of Buyer that is referenced in Section 9(a) of this Agreement (and not the servicer account, Collection Account or any other account).

“Pricing Rate” shall have the meaning set forth in the Pricing Side Letter.

~~“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, the [***] preceding the [***] day of such Pricing Rate Period.~~

~~“Pricing Rate Period” shall mean, (i) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (ii) in the case of any subsequent Pricing Rate Period, the period commencing on and including each Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.~~

“Pricing Side Letter” shall mean that certain letter agreement between Buyer and Seller, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Principal Income” shall mean, with respect to any Mortgage Loan that is a Purchased Asset, Income which constitutes payment of the principal balance of such Mortgage Loan.

“Prohibited Person” shall have the meaning set forth in Section 12(cc) hereof.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Property Value” shall mean, with respect to any Mortgage Loan, on any date of determination, the most recent “as is” BPO Value or “as is” Appraised Value for the related Mortgaged Property as of such date in accordance with the terms of this Agreement.

“Purchase Date” shall mean, each date on which Purchased Assets are transferred by Seller to Buyer or its designee.

“Purchase Price” shall mean, with respect to a Purchased Asset, the amount paid by the Buyer to the Seller on the Purchase Date for such Purchased Asset which shall be an amount equal to the Asset Value of such Purchased Asset as of the related Purchase Date.

“Purchase Price Percentage” shall have the meaning set forth in the Pricing Side Letter.

“Purchased Asset Issue” shall mean, with respect to any Purchased Asset, the occurrence of any of the following:

(i) such Purchased Asset ceases to be an Eligible Mortgage Loan;

(ii) the Asset File has been released from the possession of the Custodian under the Custodial Agreement for a period in excess of the time permitted under the Custodial Agreement;

(iii) if such Purchased Asset is a Wet-Ink Mortgage Loan, (a) the Custodian shall have failed to issue a Trust Receipt showing no exceptions with respect to such Purchased Asset to Buyer in accordance with the Custodial Agreement on or prior to the Wet-Ink Delivery Date; or (b) due diligence satisfactory to Buyer with respect to such Wet-Ink Mortgage Loan has not been delivered to Buyer within [***] following the related Purchase Date;

(iv) ~~(iii)~~ the related Mortgage Note, Mortgage or related guarantee, if any, are determined to be unenforceable;

(v) ~~(iv)~~ the related Mortgaged Property has been foreclosed upon or converted to REO Property;

(vi) ~~(v)~~ if the Purchase Price of such Purchased Asset, when added to the Purchase Price of all Purchased Assets of the same type (as set forth on Schedule 1 of the Pricing Side Letter) exceeds the applicable Concentration Limit ~~(as set forth on Schedule 1 of the Pricing Side Letter)~~ for such Purchased Asset type ~~(a “Concentration Limit Issue”); provided that a Concentration Limit Issue can only exist if, as of such date of determination, the total aggregate Repurchase Price exceeds the Concentration Limit Threshold;~~;

(vii) ~~(vi)~~ if a BPO is not obtained by the Seller for the related Mortgaged Property in accordance with Section 13(y) hereof;

(viii) ~~(vii)~~ an Environmental Issue shall have occurred with respect to the related Mortgaged Property for which Seller or the related Mortgagor does not promptly establish an escrow of funds in an amount sufficient for such Environmental Issue, as determined by Buyer; ~~or~~

(ix) if such Purchased Asset is a Nomura Take-Out Loan and is a Delinquent Loan; and

(x) ~~(viii)~~ a Governmental Authority shall have seized the related Mortgaged Property.

“Purchased Assets” shall mean the collective reference to the Mortgage Loans transferred by the Seller to Buyer in a Transaction hereunder, listed on the related Asset Schedule attached to the related Confirmation (as Appendix I or otherwise), which Asset Files the Custodian has been instructed to hold pursuant to the Custodial Agreement.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other Person or entity with respect to a Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

“Register” shall have the meaning set forth in Section 21(b) hereof.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Remittance Date” shall mean with respect to each Collection Period (i) the [***] following the commencement of such Collection Period, or the next succeeding Business Day, if such calendar day shall not be a Business Day and (ii) the Repurchase Date.

“Rental Loan” means any first lien, fully amortizing fixed-rate or adjustable rate Mortgage Loan with an original term to maturity of [***] which is (i) made solely for the purpose acquiring or refinancing an income producing residential property to be leased to a tenant that is not an Affiliate of the related Mortgagor or its Sponsor and (ii) evidenced by and including a Mortgage Note which is secured by a Mortgage on a non-owner occupied one-to-four family residential property, condominium, planned unit development, townhouse, two-to four-family dwelling, in each case as described in the related Underwriting Guidelines and made to real estate investors for the purpose of (i) acquiring or refinancing residential property for rental, (ii) cashing out equity from a residential rental property owned by such investor or (iii) a combination of (i) and (ii).

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the [***] is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg. § 4043.

“Repurchase Assets” shall have the meaning provided in Section 8(a) hereof.

“Repurchase Date” shall mean, with respect to any Purchased Asset, the earlier of (i) the Termination Date, (ii) the stated maturity date of the related Purchased Asset under the Mortgage, the Mortgage Note or any other related Mortgage Loan Document or the extended maturity date, as applicable, (iii) the date which the related Purchased Asset is paid in full, (iv) the date of the successful foreclosure of the related Mortgaged Property or (v) the date on which Seller is to repurchase the Purchased Assets subject to a Transaction from Buyer as specified in the related Confirmation or if not so specified on a date requested pursuant to Section 3(e) or 4 hereof or on the Termination Date, including any date determined by application of the provisions of Sections 3 or 4 or 14 hereof.

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any date of determination, an amount equal to the applicable Purchase Price minus (A) the sum of (i) any Income which has been applied to the Repurchase Price of such Purchased Asset by Buyer pursuant to this Agreement and (ii) any payments made by or on behalf of Seller in reduction of the outstanding Repurchase Price in each case before or as of such determination date with respect to such Purchased Asset, plus (B) the sum of (i) any accrued and unpaid Price Differential and (ii) any increased costs, indemnification amounts, and taxes allocable to the repurchase of such Purchased Asset or release of Mortgage Loan.

“Requirement of Law” shall mean as to any Person, any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, (a) as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person and (b) as to Seller, President, Chief Administrative Officer, Treasurer, any manager, director or managing member.

“Reverse Facility Documents” shall mean the “Facility Documents” as such term is defined in the Reverse Repurchase Agreement.

“Reverse Repurchase Agreement” shall mean that certain Master Repurchase Agreement dated as of April 2, 2015 by and between Buyer and Urban Financial of America, LLC (n/k/a Finance of America Reverse, LLC), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“RTL Loan” shall mean a fixed-rate Mortgage Loan which is made solely for investment and business purposes and evidenced by and including a Mortgage Note and a Mortgage on a non-owner occupied one-to-four family residential property, condominium, townhouse or a Small Multi-Family Property or mixed use residential property.

“SEC” shall mean the Securities Exchange Commission.

“Section 4402” shall have the meaning set forth in Section 30 hereof.

“Section 7 Certificate” shall have the meaning set forth in Section 7(e)(ii) hereof.

“Seller” shall mean Finance of America Commercial LLC.

“Servicer” shall mean either BSI Financial Services, Specialized Loan Servicing LLC or any other servicer approved by Buyer in its sole discretion to service Mortgage Loans.

“Servicer Notice” shall mean (i) the notice acknowledged by each Unaffiliated Servicer substantially in the form of Exhibit I-1 hereto, and (ii) the notice and pledge among each Affiliated Servicer, Seller and Buyer in the form of Exhibit I-2 hereto.

“Servicer Termination Event” shall mean, (i) an Event of Default hereunder, or (ii) with respect to any Servicer, (a) an event of default under the related Servicing Agreement, (b) such Servicer shall become the subject of an Insolvency Event, or (c) such Servicer shall admit its inability to, or its intention not to, perform any of its obligations under the Facility Documents, (d) the failure of such Servicer to perform its obligations under any of the Facility Documents to which it is a party or the Servicing Agreement, including, without limitation, the failure of Servicer to (x) remit funds in accordance with Section 5(b) hereof, or (y) deliver reports when required, or (e) Servicer shall provide to Seller a notice of resignation or termination under the applicable Servicing Agreement.

“Servicing Agreement” shall mean (i) that certain Sub-Servicing Agreement, dated as of February 16, 2017, among BSI Financial Services and Seller, (ii) that certain Flow Servicing Agreement, dated as of July 31, 2015, between Specialized Loan Servicing, LLC and Seller, and (iii) any servicing agreement entered into among Seller and a Servicer, as approved by Buyer, as each may be amended from time to time of which Buyer shall be an intended third party beneficiary.

“Servicing Fee” shall mean, with respect to any Mortgage Loan, an amount as set forth in the applicable Servicing Agreement, which amount has been approved by Buyer (such approval not to be unreasonably withheld).

“Servicing Rights” shall mean rights of any Person to administer, manage, service or subservice, the Purchased Assets or to possess related Records.

“Settlement Agent” shall mean, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, an entity approved by Buyer, in its sole good faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated, to which the proceeds of such Transaction are to be wired and with respect to such proceeds the Settlement Agent has agreed to comply with the instructions set forth in the Escrow Instruction Letter.

“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

“Small Multi-Family Property” shall mean a single property used for residential purposes consisting of no more than [***] units.

“Sponsor” shall mean, with respect to any Mortgage Loan, any Person with more than a [***] ownership interest in the related Mortgagor, or the related monied Person, including any direct co-obligor on the Mortgage Note, guarantor of the Mortgagor or any Person other than Mortgagor providing a financial backstop.

“Subordinated Loan Agreement” shall mean that certain loan and security agreement, to be entered into between Seller and Junior Lender, with respect to the subordinated loan to be made by Junior Lender to Seller, in form and substance acceptable to Buyer, as the same may be amended, restated supplemented or otherwise modified from time to time in accordance with the Tri-Party Agreement.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Successor Rate” shall mean a rate determined by Buyer in accordance with Section 3(h) hereof.

“Successor Rate Conforming Changes” shall mean, with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Buyer, to reflect the adoption of such Successor Rate and to permit the administration thereof by Buyer in a manner substantially consistent with market practice.

“Take-out Commitment” shall mean a commitment of Seller to sell one or more Purchased Assets in an arms-length, all-cash transaction and the corresponding Take-out Investor’s commitment back to Seller to effectuate any of the foregoing, as applicable, or as otherwise approved by Buyer in its sole discretion.

“Take-out Investor” shall mean any Person (other than an Affiliate of Seller) that has entered into a Take-out Commitment; provided that to the extent Purchased Assets are sent pursuant to a Bailee Letter with a third party bailee that is not a nationally known bank prior to purchase, such third-party bailee must be approved by Buyer in its sole reasonable discretion.

“Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Termination Date” shall have the meaning set forth in the Pricing Side Letter.

“Transaction” shall have the meaning set forth in Section 1 hereof.

“Transaction Notice” shall mean a request from Seller to Buyer, which may be by electronic means (including e-mail), to enter into a Transaction.

“Tri-Party Agreement” shall mean that certain agreement to be entered into by and among Buyer, Seller, and Junior Lender, in form and substance acceptable to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.

“Unaffiliated Servicer” shall mean a Servicer that is not an Affiliated Servicer.

“Underwriting Guidelines” shall mean the underwriting guidelines of Seller delivered to Buyer and attached hereto as Exhibit B-1, with respect to Mortgage Loans other than Rental Loans, and Exhibit B-2, with respect to Rental Loans, in each case, as amended from time to time as permitted herein.

“Underwriting Package” shall mean with respect to any proposed Purchased Asset, the Asset Schedule listing such proposed Purchased Asset and such other information that is in the possession or control of the Seller requested by the Buyer during the course of its due diligence and delivered prior to the date of a Transaction for such proposed Purchased Asset containing, with respect to the related proposed Purchased Asset, information in form and substance acceptable to the Buyer in its good faith discretion.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Upfront Fee” shall have the meaning set forth in the Pricing Side Letter.

“Weekly Payment Date” shall mean, with respect to each Collection Period for Principal Income, (i) [***] and (ii) the Repurchase Date.

“Wet-Aged Report” shall have the meaning set forth in Section 3(c)(vi).

“Wet-Ink Delivery Date” shall have the meaning assigned to such term in the Pricing Side Letter.

“Wet-Ink Documents” shall mean, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Notice, (b) the Confirmation and (c) the Asset Schedule.

“Wet-Ink Mortgage Loan” shall mean a Mortgage Loan originated by Seller the beneficial interest in which Seller is selling to Buyer simultaneously with the origination thereof and for which the related Asset File has not been received by the Custodian as of related Purchase Date. A Mortgage Loan shall cease to be a Wet-Ink Mortgage Loan on the date on which Buyer has received (i) an Asset Detail and Exception Report from the Custodian with respect to such Mortgage Loan confirming that the Custodian has physical possession of the related Asset File and (ii) a Trust Receipt issued by the Custodian showing no exceptions with respect to such Mortgage Loan in accordance with the Custodial Agreement.

Section 3. No Commitment ~~above the Committed Purchase Price~~; Initiation; Termination. Subject to the terms and conditions set forth herein, Buyer agrees that so long as no Event of Default shall have occurred and be continuing or result therefrom ~~(i) it shall enter into Transactions with Seller from time to time in an aggregate principal amount of up to the Available Committed Purchase Price for the related Purchase Date, and (ii)~~ it may, in its sole discretion, enter into further Transactions with Seller from time to time in an aggregate principal amount that will ~~exceed the Available Committed~~not cause the aggregate Purchase Price ~~for the related Purchase Date to the extent they will not result in the Aggregate Utilized Purchase Price for~~of all Purchased Assets subject to then outstanding Transactions under this Agreement to exceed the Maximum Aggregate Purchase Price. Within the foregoing limits and subject to the terms and conditions set forth herein, Buyer and Seller may enter into Transactions. This Agreement is ~~a commitment by Buyer to enter into Transactions with Seller up to an aggregate amount equal to the Committed Purchase Price. This Agreement is~~ not a commitment by Buyer to enter into Transactions with Seller ~~for amounts exceeding the Committed Purchase Price,~~ but rather, sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that~~, beyond the Committed Purchase Price,~~ Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. ~~All funds made available by Buyer to Seller under this~~

~~Agreement will be attributed to and counted against the Available Committed Purchase Price. For purposes of this Agreement, a Purchase Price will be allocated first to the Available Committed Purchase Price based on the date on which the related Mortgage Loan becomes subject to this Agreement, commencing from the earliest date to the most recent date. To the extent the Purchase Price for any Mortgage Loans proposed by Seller for purchase by Buyer would exceed the Available Committed Purchase Price but shall not exceed the Maximum Aggregate Purchase Price, then to the extent that such Available Committed Purchase Price would be exceeded, such Mortgage Loans may be purchased by Buyer, in Buyer’s sole discretion.~~

(a) Conditions Precedent to Initial Transaction. Buyer’s commitment to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:

(i) Facility Documents. The Facility Documents duly executed by the parties thereto;

(ii) Opinions of Counsel. (A) A security interest, general corporate and enforceability opinion or opinions of outside counsel to Seller (provided that the general corporate opinion may be given by in-house counsel to Seller), including an Investment Company Act opinion; and (B) a Bankruptcy Code opinion of outside counsel to Seller with respect to the matters outlined in Section 32, each of which shall be in a form acceptable to Buyer in its sole discretion;

(iii) Seller Organizational Documents. A certificate of existence of Seller delivered to Buyer prior to the Effective Date and certified copies of the organizational documents of Seller and of all corporate or other authority for Seller with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by Seller from time to time in connection herewith;

(iv) Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date that is [***] prior to the Effective Date with respect to the initial Transaction hereunder;

(v) Incumbency Certificate. An incumbency certificate of the secretary of Seller certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents;

(vi) Security Interest. Evidence that all other actions necessary to perfect and protect the sale, transfer, conveyance and assignment by Seller to Buyer or its designee, subject to the terms of this Agreement, of all of Seller’s right, title and interest in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Repurchase Assets. Seller shall take all steps as may be necessary in connection with the indorsement, transfer of power, delivery and pledge of all Purchased Assets to Buyer, and performing UCC searches and duly authorized and filing Uniform Commercial Code financing statements on Form UCC-1;

(vii) Insurance. Evidence that Seller has added Buyer as an additional loss payee under Seller’s Fidelity Insurance; and

(viii) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(b) Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 3(b), Buyer ~~shall enter into a Transaction with Seller up to an aggregate amount equal to the Committed Purchase Price; provided that beyond the Committed Purchase Price, Buyer is under no obligation to~~may agree to enter into~~, or to enter into,~~ any Transaction pursuant to this Agreement. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(i) Confirmation. Seller shall have executed and delivered to Buyer a Confirmation in accordance with the procedures set forth in Section 3(c);

(ii) Due Diligence Review. Without limiting the generality of Section 19 hereof, Buyer shall have received the Underwriting Package at least [***] prior to the related Purchase Date, and (A) shall have completed, to its satisfaction, its due diligence review of the related proposed Purchased Assets and (B) upon reasonable notice to Seller and each Servicer, may have completed, to Buyer’s satisfaction, its due diligence review of the Seller and each Servicer; provided that in the case of a Wet-Ink Mortgage Loan, Buyer may conduct such due diligence review of such Mortgage Loan within [***] following the related Purchase Date;

(iii) No Default. No Default or Event of Default shall have occurred and be continuing under the Facility Documents;

(iv) Representations and Warranties; Eligible Mortgage Loans. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 12 hereof shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each Mortgage Loan offered for purchase to Buyer pursuant to a Transaction is an Eligible Mortgage Loan;

(v) Maximum Aggregate Purchase Price. After giving effect to the requested Transaction, ~~(i)~~ the ~~Aggregate Utilized~~aggregate Purchase Price for all Purchased Assets subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Aggregate Purchase Price and (ii) the ~~Aggregate Utilized~~aggregate Purchase Price of any category of Purchased Asset shall not in whole or in part exceed the related Concentration Limit;

(vi) Mortgage Loan Documents; Holdback Amount. Buyer shall have reviewed and approved the form Mortgage Loan Documents, Holdback Amount arrangements and documentation therefor;

(vii) Transaction Notice. On or prior to [***] (New York Time) [***] prior to the related Purchase Date (other than a Purchase Date on account of Wet-Ink Mortgage Loans), the Seller shall have delivered to Buyer (a) a Transaction Notice, (b) an Asset Schedule and (c) an initial Confirmation;. Seller shall have delivered to Buyer on or prior to (A) [***] (New York City time) [***] prior to the related Purchase Date for Wet-Ink Mortgage Loans, a preliminary Asset Schedule (the “Preliminary Asset Schedule”) and (B) [***] (New York City time) on the proposed Purchase Date for Wet-Ink Mortgage Loans, (1) a Transaction Notice, (2) a final Asset Schedule and (3) an initial related Confirmation; provided that with respect to each Wet-Ink Mortgage Loan, by no later than the Wet-Ink Delivery Date, Seller shall cause the related Settlement Agent to deliver to the Custodian all documents in the Asset File, as more particularly set forth in the Custodial Agreement. Any Wet-Ink Mortgage Loans that are not listed on the Preliminary Asset Schedule may be purchased by Buyer in its sole discretion;

(viii) Delivery of Asset File. (A) With respect to each Purchased Asset which is not a Wet-Ink Mortgage Loan, Seller shall have delivered to the Custodian the Asset File with respect to each Mortgage Loan that is subject to the proposed Transaction, with an electronic copy of such Asset File to Buyer via email to [***], in a format reasonably acceptable to Buyer, and the Custodian shall have issued a Trust Receipt showing no exceptions with respect to each such Mortgage Loan to Buyer all subject to and in accordance with the Custodial Agreement;, and (B) with respect to each Wet-Ink Mortgage Loan, the Wet-Ink Documents have been delivered to Custodian, as the case may be, in accordance with the Custodial Agreement and delivered to Buyer electronic copies of the documents comprising the related Asset File by posting such documents to an electronic data site mutually acceptable to Buyer and Seller prior to the Wet-Ink Delivery Date;

(ix) No Purchased Asset Issue; No Margin Deficit. As of the related Purchase Date, (a) Seller shall not have failed to repurchase any Purchased Asset pursuant to a repurchase request by Buyer pursuant to Section 4 hereof following the occurrence of a Purchased Asset Issue with respect to such Purchased Asset, and (b) no Margin Deficit shall have occurred and be continuing with respect to any Purchased Assets. Additionally, after giving effect to the requested Transaction, no Purchased Asset Issue or Margin Deficit shall have occurred or be continuing with respect to the related Purchased Assets;

(x) Electronic Tracking Agreement. If any of the proposed Purchased Assets are MERS Mortgage Loans, an Electronic Tracking Agreement covering such proposed Purchased Assets (and any existing Purchased Assets that are MERS Mortgage Loans) shall have been entered into, duly executed and delivered by the parties thereto and shall be in full force and effect, free of any modification, breach or waiver;

(xi) Reserved.

(xii) Approval of Servicing Agreement. To the extent not previously delivered and approved, Buyer shall have, in its good faith discretion, approved each Servicing Agreement (including any amendments or modifications thereof) pursuant to which any Mortgage Loan that is subject to the proposed Transaction is serviced;

(xiii) Servicer Notices. To the extent not previously delivered, and (A) with respect to an Unaffiliated Servicer, Seller shall have provided to Buyer a Servicer Notice in the form of Exhibit I-1 hereto addressed to, agreed to and executed by Servicer, Seller and Buyer, and (B) with respect to an Affiliated Servicer, Seller shall have provided to Buyer a Servicer Notice in the form of Exhibit I-2 hereto addressed to, agreed to and executed by Affiliated Servicer, Seller and Buyer;

(xiv) Purchase Price Floor. ~~The~~Other than with respect to any proposed Transaction involving a Wet-Ink Mortgage Loan, the aggregate Purchase Price for any Transaction shall not be less than [***] (unless approved by Buyer in its sole discretion);

(xv) Funding Frequency. In any [***] period there will be no more than [***] Transactions other than with respect to Transactions involving Wet-Ink Mortgage Loans, which may occur on a daily basis;

(xvi) Fees and Expenses. Buyer shall have received all fees and expenses due and payable, including all fees and expenses of counsel to Buyer and due diligence vendors as contemplated by Sections 11 and 16(b), which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder;

(xvii) Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions hereunder;

(xviii) No Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in Buyer not being able to finance Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by Mortgage Loans (relative to the market as of the Effective Date) or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by Mortgage Loans at prices which would have been reasonable prior to such event or events; or

(C) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement.

(xix) Delivery of Appraisal or BPO. With respect to each Mortgaged Property related to a Mortgage Loan that is subject to a proposed Transaction, Seller shall have delivered to Buyer (i) if the Appraisal of such Mortgage Loan is dated less than [***] prior to the requested Purchase Date, a true and complete copy of an Appraisal, or (ii) if the Appraisal of such Mortgage Loan is dated earlier than [***] prior to the requested Purchase Date, a true and complete copy of a BPO dated no more than [***] prior to the requested Purchase Date.

(xx) Certification. Each Confirmation delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) have been satisfied (both as of the date of such notice or request and as of Purchase Date);

(xxi) Security Interest. Evidence that all other actions necessary to perfect and protect Buyer’s interest in the Purchased Assets and other Repurchase Assets have been taken. Seller shall take all steps as may be necessary in connection with performing UCC searches and duly authorized and filing Uniform Commercial Code financing statements on Form UCC-1;

(xxii) Subordinated Loan Agreement. To the extent previously executed, (a) Buyer shall have (i) approved the Subordinated Loan Agreement in its sole and absolute discretion and (ii) received a fully executed copy of such Subordinated Loan Agreement, (b) there has been no breach of the Subordinated Loan Agreement, if any, (including without limitation a failure of Junior Lender to make a loan under the Subordinated Loan Agreement for any reason when requested) that, in Buyer’s sole discretion, could have an adverse impact on the Repurchase Assets or the rights or remedies of Buyer under any Facility Document or of Seller under the Subordination Agreement, and (c) the Subordinated Loan Agreement has not been modified, amended or altered without the prior written consent of Buyer as required pursuant to Section 13(w) hereof;

(xxiii) Reverse Facility Documents. The Reverse Facility Documents have been amended to add a cross-default provision with this Agreement and the other Facility Documents by no later than (a) the date when the Reverse Facility Documents are next amended and (b) [***] following the Effective Date;

(xxiv) Wet-Ink Mortgage Loans. With respect to any proposed Transaction involving a Wet-Ink Mortgage Loan:

(A) Seller shall have provided evidence satisfactory to Buyer that Seller has transferred funds to the Disbursement Agent on the related Purchase Date to be applied to the origination of such Wet-Ink Mortgage Loan, in an amount equal to the portion of the funding for the origination of such Wet-Ink Mortgage Loan that will not be funded by Buyer pursuant to such Transaction; and

(B) the Settlement Agent has been instructed in writing by Seller to hold the related Loan Documents as agent and bailee for Buyer and to promptly forward such Loan Documents in accordance with the provisions of the Custodial Agreement and the Escrow Instruction Letter and Seller has confirmed receipt of a closing protection letter;

(xxv) With respect to the first proposed Transaction in respect of proposed Purchased Assets that are Wet-Ink Mortgage Loans, Seller shall have delivered to Buyer (i) an account control agreement with respect to the Disbursement Account for Seller, (ii) a disbursement agent agreement by and among Seller, Disbursement Agent and Buyer, and (ii) an amendment to the Custodial Agreement in respect of Wet-Ink Mortgage Loans, in each case, duly executed by the parties thereto and in form and substance satisfactory to Buyer;

(xxvi) Rental Mortgage Loans. With respect to the first proposed Transaction in respect of proposed Purchased Assets that are Rental Mortgage Loans, Seller shall have delivered to Buyer: (i) an amended and restated servicer notice, by and among BSI Financial Services, Buyer and Seller, (ii) a servicer notice, by and among Specialized Loan Servicing LLC, Buyer and Seller, (iii) an amendment to the Custodial Agreement with respect to Rental Mortgage Loans, in each case, duly executed by the parties thereto and in form and substance satisfactory to Buyer, and (iv) the Asset Schedule fields for Rental Mortgage Loans to populate Exhibit G-2 hereto, in form and substance satisfactory to Buyer; and

(xxvii) ~~(xxiv)~~ Other Documents. Such other documents as Buyer may reasonably request, consistent with market practices, in form and substance reasonably acceptable to Buyer.

(c) Initiation.

(i) Prior to the occurrence of an Event of Default, with respect to any proposed Transaction for Eligible Mortgage Loans (including any Advanced Holdback Amount related thereto), as soon as available, but in no event later than [***] prior to a proposed Purchase Date (or in the case of Eligible Mortgage Loans that are Wet-Ink Mortgage Loans, [***]), Seller shall deliver to Buyer (i) a Transaction Request, (ii) an Asset Schedule, and (iii) the Underwriting Package and any other related information available to Seller at that time which, collectively, shall identify the proposed Mortgage Loan(s) for purchase, the material characteristics of such Mortgage Loan(s) and the characteristics of the Purchased Assets. Seller shall also deliver to Buyer such other information as may be reasonably requested by the Buyer to assess such Mortgage Loan(s). Seller shall involve Buyer in all aspects of due diligence as Buyer shall deem necessary in its sole discretion. Buyer shall have the right to review the information set forth on the Asset Schedule and the Eligible Mortgage Loans proposed to be subject to a Transaction as Buyer determines during normal business hours. Seller shall deliver to Buyer a Confirmation no later than [***] prior to a proposed Purchase Date ~~and~~(or in the case of Eligible Mortgage Loans that are Wet-Ink Mortgage Loans, [***]) and in each case such Confirmation shall set forth for such Transaction (A) the Purchase Date, (B) the aggregate Purchase Price, (C) the Repurchase Date, (D) the Pricing Rate applicable to the Purchase Price, (E) the Purchase Price Percentage, (F) to the extent such requested Transaction relates to any Advanced Holdback Amount, the amount of such Advanced Holdback Amount together with such other information as requested by Buyer and (G) additional terms or conditions not inconsistent with this Agreement, confirming the terms agreed upon between Buyer and Seller for such Transaction and attaching the final Asset Schedule, and, if each of the conditions precedent in this Section 3 hereof have been met, as determined by Buyer, Buyer ~~shall, up to the Committed Purchase Price and, in excess thereof,~~ may in its sole discretion~~,~~ fund the related Purchase Price on the Purchase Date and such funding shall be deemed to be Buyer’s acceptance of the terms of the proposed Transaction set forth in the Confirmation. Seller shall execute and return the final Confirmation to Buyer via e-mail on or prior to [***] (New York time) on the related Purchase Date.

(ii) The Repurchase Date for each Transaction shall not be later than the then current Termination Date.

(iii) Each Confirmation, together with this Repurchase Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.

(iv) No later than the date and time set forth in the Custodial Agreement, Seller shall deliver to the Custodian the Asset File pertaining to each Eligible Mortgage Loan made subject to a Transaction.

(v) ~~Upon~~Subject to the provisions of this Section 3, to the extent that Buyer agrees in its sole discretion to fund the related Purchase Price on the Purchase Date in accordance with Sections 3(c)(ii) and (iii) above, the aggregate Purchase Price for the related Transaction shall then be made available to Seller (x) with respect to each Purchased Asset which is not a Wet-Ink Mortgage Loan, and upon Buyer’s receipt of the Trust Receipt in accordance with the Custodial Agreement (in any event on or prior to the related Purchase Date) ~~and subject to the provisions of this Section 3, the aggregate Purchase Price will then be made available to Seller~~, by Buyer transferring, via wire transfer, in the aggregate amount of such Purchase Prices in funds immediately available.

, and (y) with respect to each Wet-Ink Mortgage Loan, by Buyer transferring to the Disbursement Agent via wire transfer, the aggregate amount of such Purchase Price in funds immediately available; provided that to the extent funds are disbursed to the Disbursement Agent and a Wet-Ink Mortgage Loan is not funded, such funds shall be refunded to Buyer on the same Business Day.

(vi) With respect to any Wet-Ink Mortgage Loan subject to a Transaction, on the related Purchase Date and on each Business Day following the related Purchase Date, no later than [***] (New York time), pursuant to the Custodial Agreement, the Custodian shall deliver to Buyer a schedule listing each Wet-Ink Mortgage Loan with respect to which the complete Asset File has not been received by the Custodian (the “Wet-Aged Report”).

(d) Optional Repurchase. Subject to the conditions herein, and so long as no Default or Event of Default has occurred or is continuing, Seller may cause the sale of Purchased Assets and effect an Optional Repurchase (as defined below) ~~subject to the payment by the Seller to the Buyer of an Exit Fee (if any),~~ on any date in connection with such Optional Repurchase which is not made in connection with an ordinary course liquidation of a Mortgage Loan. When the Mortgage Loans are desired to be sold or otherwise transferred or liquidated by Seller to a Take-Out Investor (an “Optional Repurchase”), for net sale proceeds that are equal or greater to the Repurchase Price of such Mortgage Loans, Seller shall give Buyer at least [***] prior written notice thereof designating the applicable Mortgage Loans and specifying the net sale proceeds expected from such sale. If such notice is given, Seller shall, or shall cause the Take-Out Investor to, make payment directly to the Buyer or the Collection Account (at Buyer’s determination) in an amount not less than the Repurchase Price.

(e) Repurchase. On the Repurchase Date, termination of the Transaction will be effected by reassignment to the Seller or their designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 hereof) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Mortgage Loan (but Liquidation Proceeds received by Buyer shall be applied to reduce the Repurchase Price for the Purchased Assets on each Remittance Date except as otherwise provided herein). Seller is obligated to obtain the Asset Files from Buyer or its designee at Seller’s expense on the Repurchase Date.

(f) Mandatory Repurchase.

(i) If at any time there has occurred a Purchased Asset Issue with respect to any Purchased Asset, then the Asset Value thereof shall automatically be reduced to zero and Buyer may, in its sole discretion, with notice to the Seller (as such notice is more particularly set forth below, a “Repurchase Notice”), require Seller to repurchase such asset. In the case of a repurchase, such Seller, shall, at Buyer’s direction, be required to repurchase the affected Mortgage Loan as soon as is practicable but, in any case, not more than

[***] after Buyer has delivered such Repurchase Notice to Seller. Seller shall be required to notify Buyer as soon as is practicable after obtaining knowledge of any fact that could be the basis for any Purchased Asset Issue, but, in any case, not more than [***] after obtaining knowledge thereof. For the sake of clarity, Seller shall ensure that such Repurchase Price (including without limitation any related expenses of Buyer incurred in connection therewith) is remitted directly to Buyer and not pursuant to Section 5 hereof. Any cash remitted to Buyer pursuant to this Section 3(f) shall be credited and applied to the Repurchase Price of the related Purchased Asset and any other amounts then due and payable by Seller with respect to such Purchased Asset.

(ii) Buyer’s election, in its sole and absolute discretion, not to send a Repurchase Notice at any time a Purchased Asset is no longer an Eligible Mortgage Loan shall not in any way limit or impair its right to send a Repurchase Notice at a later time.

(iii) Notwithstanding the foregoing, in the event ~~of~~that a Concentration Limit ~~Issue~~is exceeded with respect to any Purchased Asset, then the Asset Value thereof shall automatically be reduced to zero and Buyer may, in its sole discretion, (i) provide Seller with a Repurchase Notice in which case Section 3(f)(i) above shall apply, (ii) reduce the Purchase Price of such Purchased Asset to a lower percentage, which may be zero, in which case Section 4 hereof shall apply, or (iii) require Seller to contribute additional Eligible Mortgage Loans to ensure they are in compliance with the Concentration Limit.

(g) LIBOR Rate Breakage Costs. Without limiting, and in addition to, the provisions of Section 16 hereof, the Seller agrees that if any Repurchase Price is paid other than in connection with an ordinary course liquidation of a Mortgage Loan and such Repurchase Price is paid on a date other than on a Remittance Date, the Seller shall, upon demand by the Buyer, pay to the Buyer any such amounts as are reasonable to compensate the Buyer for any additional losses (not including lost profits), costs or expenses which the Buyer may incur as a result of such payments, including, without limitation, any hedge breakage costs.

(h) Alternative Rate. If prior to any Remittance Date, Buyer determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, the LIBOR Rate is no longer in existence, or the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be made available or used for determining the interest rate of loans, Buyer may give prompt notice thereof to Seller, whereupon the Pricing Rate for such period, and for all subsequent periods until such notice has been withdrawn by Buyer, shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) (any such rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes, as determined by Buyer in its sole discretion.

Section 4. Margin Amount Maintenance.

(a) At any time a Margin Deficit in excess of the Minimum Margin Threshold exists, then Buyer may, by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer or its designee, cash or, in Buyer’s sole discretion, additional Eligible Mortgage Loans (the “Additional Purchased Assets”) in an amount (or Asset Value, in the case of Additional Purchased Assets) sufficient to eliminate the Margin Deficit (a “Margin Payment”).

(b) Notice delivered pursuant to Section 4(a) may be given by any written or electronic means. Any Margin Deficit notice given before [***] (New York City time) on a Business Day shall be met, and the related Margin Payment received, no later than [***] (New York City time) on the following Business Day. If notice is made after [***] (New York City time) on a Business Day, the Margin Payment shall be received by Buyer at [***] (New York City time) on the [***].

(c) The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, including, without limitation, its failure to send a Margin Call notice at any time a Purchased Asset is no longer an Eligible Mortgage Loan, or at any time there exists a Margin Deficit, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date, or in any way create additional rights for Seller.

(d) Any cash transferred to Buyer pursuant to Section 4(a) above shall be credited to the Repurchase Price of the related Transactions.

Section 5. Income Payments.

(b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets for all purposes except accounting and tax purposes, Seller shall pay to Buyer the accrued and unpaid Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) on the Payment Date. If Seller fails to pay all or part of the Price Differential then due by [***] (New York time) on any Payment Date, the Pricing Rate shall be equal to the Post-Default Rate until the Price Differential then due is received in full by Buyer.

(c) Seller shall, and shall cause Servicer to, hold for the benefit of, and in trust for, Buyer all Income, including, without limitation, all Income received by or on behalf of Seller with respect to the Purchased Assets. Seller shall cause the Servicer to deposit all such Income received on account of the Purchased Assets serviced or managed by Servicer in the related servicer account, in accordance with the applicable Servicer Notice. To the extent that Seller is holding any Income, Seller shall deposit such Income on receipt into the Collection Account. To the extent such deposits are insufficient to cover the full Price Differential due on the next Payment Date, Seller shall deposit funds into the Collection Account sufficient to cover such shortfall.

(d) Seller shall cause Servicer to remit to the Collection Account all Income held in the related servicer account (such instruction shall be set forth in the Servicer Notice and shall be irrevocable without the prior written consent of Buyer) no later than, [***] following receipt in the servicer account. All Income shall be held in trust for Buyer, shall constitute the property of Buyer except for tax purposes which shall be treated as income and property of Seller and when deposited into the servicer account and Collection Account, respectively, shall not be commingled with other property of Seller or any Affiliate of Seller.

(e) Funds on deposit in the Collection Account shall be applied (x) with respect to Principal Income only, each Weekly Payment Date, pursuant to clauses (D), (E) and (F) below and (y) with respect to all other Income, each Payment Date prior to the occurrence of an Event of Default as follows:

(A) first, to Custodian on account of any accrued and unpaid custodial fees and to Payment Agent and Calculation Agent on account of any accrued and unpaid fees, unless Seller is paying such fees directly;

(B) second, to Buyer an amount equal to the Price Differential which has accrued and is outstanding as of the Payment Date;

(C) third, to Buyer on account of unpaid fees, expenses, LIBOR Rate breakage costs, indemnity amounts and any other amounts due to the Buyer from Seller under the Agreement;

(D) fourth, to Buyer, with respect to each Purchased Asset, the amount of such Income representing Principal Income deposited into the Collection Account during such Collection Period with respect to such Purchased Asset to reduce the Repurchase Price of such Purchased Asset to zero;

(E) fifth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (after taking into account the application of funds pursuant to clause (D) above, and without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4);

(F) sixth, all remaining amounts (if any), to the Seller.

(f) Reserved.

(g) To the extent that Buyer receives any funds from a Take-out Investor with respect to the purchase by such Take-out Investor of a Mortgage Loan (“Disposition Proceeds”), the Buyer shall promptly apply such funds to the Repurchase Price of the Mortgage Loans purchased by such Take-out Investor, any Margin Deficit, and shall promptly remit any excess to Seller.

(h) Notwithstanding the preceding provisions, if an Event of Default has occurred, all funds in the Collection Account shall be withdrawn and applied as determined by Buyer.

Section 6. Requirements of Law.

(a) If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii) shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

(b) If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

(c) If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Seller shall be conclusive in the absence of manifest error.

Section 7. Taxes.

(a) Any and all payments by Seller under or in respect of this Agreement or any other Facility Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

(b) In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).

(c) Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Non-Excluded Taxes or Other Taxes imposed on amounts payable by Seller under this Section 7 imposed on or paid by Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 7(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally imposed or asserted. Amounts payable by Seller under the indemnity set forth in this Section 7(c) shall be paid within [***] from the date on which Buyer makes written demand therefor.

(d) Within [***] after the date of any payment of Taxes, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof.

(e) For purposes of subsection (e) of this Section 7, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.,” “National Association,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:

(i) in the case of a Non-Exempt Buyer that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii) in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit F (a “Section 7 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iii) in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(iv) in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 7 Certificate; or

(v) in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section if such beneficial owner were Buyer; provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of Seller; provided, however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or

(vi) in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section if such beneficial owner were Buyer; or

(vii) in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section if each such person were Buyer.

If Buyer has provided a form pursuant to clause (e)(i)(x) above and the form provided by Buyer either at the time Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, at the effective date of such participation, indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date (after the Effective Date) a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 7, then Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f) For any period with respect to which Buyer has failed to provide Seller with the appropriate form, certificate or other document described in subsection (e) of this Section 7 (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by Buyer, or (ii) if it is legally inadvisable or otherwise commercially disadvantageous for Buyer to deliver such form, certificate or other document), Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 7 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as Buyer shall reasonably request, to assist Buyer in recovering such Non-Excluded Taxes.

(g) Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 7 shall survive the termination of this Agreement. Nothing contained in this Section 7 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(h) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, and relevant state and local income and franchise taxes, to treat the Transaction as indebtedness of Seller that is secured by the Purchased Assets and the Purchased Assets as owned by Seller for federal income tax purposes in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 8. Security Interest; Buyer’s Appointment as Attorney-in-Fact.

(a) Security Interest. On the Purchase Date, Seller hereby sells, assigns and conveys to Buyer all right, title and interest in the Purchased Assets to the extent of its rights therein. Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller, to the extent of its rights therein, hereby pledges on the date hereof to Buyer as security for the performance of the Obligations and hereby grants, assigns and pledges to Buyer a first priority security interest in Seller’s rights, title and interest in the Purchased Assets, the Records, all Servicing Rights related to the Purchased Assets (to the extent of Seller’s rights therein), all Take-out Commitments, the Facility Documents (to the extent such Facility Documents and Seller’s rights thereunder relate to the Purchased Assets), any Property relating to any Purchased Asset or the related Mortgaged Property, all insurance policies and insurance proceeds relating to any Mortgage Loan or any related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Asset, the aggregate Holdback Amount, the Collection Account, the Disbursement Account, the Servicing Agreements, and any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Assets or any interest in the Purchased Assets and the Mortgage Loans, as are specified on a Confirmation and/or Trust Receipt and Asset Detail and Exception Report, and any proceeds and distributions and any other property, rights, title or interests with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created, on or prior to the related Repurchase Date. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets as Buyer, at its option, may deem reasonable and appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

The grants of security interest set forth in this Section are intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Section 101(47)(v) and 741(7)(xi) of the Bankruptcy Code.

(b) Buyer’s Appointment as Attorney in Fact. Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller, and in the name of Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, in each case, subject to the terms of this Agreement. Without limiting the generality of the foregoing, Seller hereby give Buyer the power and right, on behalf of Seller without assent by, but with notice to, Seller if an Event of Default shall have occurred and be continuing, to do the following:

(i) in the name of Seller or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets; and

(iii) (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, any payment agent with respect to any Repurchase Asset; (B) to send “goodbye” letters on behalf of Seller and Servicer; (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (D) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (F) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (G) to settle, compromise or adjust any suit, action or proceeding described in clause (F) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition the foregoing, Seller agrees to execute a Power of Attorney, the form of Exhibit J hereto, to be delivered on the date hereof. Seller and Buyer acknowledges that the Powers of Attorney shall terminate on the later of (a) the Termination Date and (b) the satisfaction in full of the Obligations.

Seller also authorizes Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 15 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 9. Payment, Transfer And Custody.

(a) Payments and Transfers of Funds. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: [***], [***], Account No. [***], for the account of Nomura Corporate Funding Americas LLC, ABA No. [***], ref: Funds for FACO, not later than [***] New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b) Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee (i) with respect to Purchased Assets which are not Wet-Ink Mortgage Loans, against the simultaneous transfer of the Purchase Price to such account as agreed to by Buyer and Seller, simultaneously with the delivery to Buyer of the Purchased Assets relating to each Transaction., and (ii) with respect to Wet-Ink Mortgage Loans, upon the disbursement of funds by the Disbursement Agent pursuant to the terms and conditions of the Disbursement Agent Agreement. Upon notice from the Settlement Agent to Seller and/or Buyer that any Wet-Ink Mortgage Loan subject to a Transaction was not originated, the Wet-Ink Mortgage Loan shall be removed from the list of Eligible Mortgage Loans and the Settlement Agent shall immediately return the funds via wire transfer to the account of Buyer specified in Section 9(a) in accordance with the Escrow Instruction Letter. Seller shall immediately notify Buyer if a Wet-Ink Mortgage Loan was not originated and has been removed from the list of Eligible Mortgage Loans.

Section  10. Hypothecation or Pledge of Purchased Assets. Title to all Purchased Assets and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty with which any

Buyer may engage in a transaction as contemplated hereunder is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller; provided, however, that Buyer is obligated to return the specific Purchased Assets upon repurchase by Seller.

Section 11. Fees. Seller shall pay to Buyer in immediately available funds, all fees due and owing as and when set forth in the Pricing Side Letter. The fees are non-refundable, and such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.

Section 12. Representations. Seller represents and warrants to Buyer that as of the Purchase Date of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect:

(a) Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

(b) Servicer Approval. To the best of Seller’s knowledge, Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

(c) Solvency. Neither the Facility Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. The transfer of the Purchased Assets subject hereto is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors. Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and sale of the Purchased Assets pursuant hereto (i) will not cause Seller to become insolvent, (ii) will not result in any property remaining with Seller to be unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets.

(d) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.

(e) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.

(f) Existence. Seller (a) is a limited liability company duly organized, validly existing under the laws of Delaware, (b) is in good standing under the laws of Delaware, (c) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (d) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

(g) Financial Statements. Seller has heretofore furnished to Buyer a copy of (a) the Financial Statements of B2R Finance L.P. for the fiscal year ended December 31, 2016 with the opinion thereon of Deloitte & Touche LLP and (b) consolidated balance sheet and the consolidated balance sheets for Seller and its consolidated Subsidiaries for such monthly periods up until April 31, 2017 and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such monthly periods. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of B2R Finance L.P., Seller and its Subsidiaries, as applicable, and the consolidated results of their operations as at such dates and for such monthly periods, all in accordance with GAAP applied on a consistent basis. Since April 31, 2017, there has been no material adverse change in the consolidated business, operations or financial condition of Seller or its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Seller aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect. Seller has, on April 31, 2017, no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Buyer in writing.

(h) No Breach. Neither (a) the execution and delivery of the Facility Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Seller in compliance with the terms and provisions thereof will conflict with or result in (i) a breach of the organizational documents of Seller, or (ii) a breach of any applicable law, rule or regulation, or (iii) a breach of any order, writ, injunction or decree of any Governmental Authority, or (iv) a breach of other material agreement or instrument to which Seller or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or (v) a default under any such material agreement or instrument, or (vi) the creation or imposition of any Lien (except for the Liens created pursuant to the Facility Documents) upon any Property of Seller or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

(i) Action. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Facility Documents, as applicable; the execution, delivery and performance by Seller of each of the Facility Documents have been duly authorized by all necessary corporate or other action on its part; and each Facility Document has been duly and validly executed and delivered by Seller.

(j) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Seller of the Facility Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Facility Documents.

(k) Enforceability. This Agreement and all of the other Facility Documents executed and delivered by Seller in connection herewith are legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(l) Reserved.

(m) Material Adverse Effect. Since April 31, 2017, there has been no development or event nor, to Seller’s knowledge, any prospective development or event, which has had or could have a Material Adverse Effect.

(n) No Default. No Default or Event of Default has occurred and is continuing.

(o) No Adverse Selection. Seller has not selected the Purchased Assets in a manner so as to adversely affect Buyer’s interests.

(p) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim in an aggregate amount greater than [***] or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

(q) Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(r) Taxes. Seller and its respective Subsidiaries has timely filed all tax returns that are required to be filed by it and has timely paid all Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable.

(s) Investment Company Act. Seller is not, nor any of its Subsidiaries, is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(t) Purchased Assets.

(i) Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset, Mortgage Loan to any other Person.

(ii) Immediately prior to the sale of a Purchased Asset to Buyer, Seller was the sole owner of such Purchased Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder.

(iii) The provisions of this Agreement are effective to either constitute a sale of the Purchased Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Purchased Assets. The provisions of this Agreement are effective to either constitute a sale of the Repurchase Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.

(u) Chief Executive Office/Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office, is, and has been located at ~~4201 Congress St.~~6230 Fairview Road, Suite ~~475~~300, Charlotte, NC ~~28209~~, 28210. On the Effective Date, Seller’s jurisdiction of organization is Delaware.

(v) Location of Books and Records. The location where the Seller keeps its books and records, including all computer tapes and records related to the Repurchase Assets, is its chief executive office.

(w) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(x) ERISA.

(i) No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Seller to be incurred by Seller or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(ii) No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, [***] of such Plan ended prior to the date hereof, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such [***]. Seller is not nor any ERISA Affiliate thereof is subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA.

(iii) Each Plan of Seller and each of its respective Subsidiaries and each of their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(iv) Seller has not nor any of its Subsidiaries nor any ERISA Affiliate has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

(v) Seller has not nor any of its Subsidiaries nor any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(y) Reserved.

(z) No Reliance. Seller has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(aa) Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(bb) Anti-Money Laundering Laws. Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the acquisition of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

(cc) No Prohibited Persons. Seller is not nor any of its respective Affiliates, officers, directors, partners or members or the Mortgagor related to any Purchased Asset is an entity or person (or to Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

Section 13. Covenants Of Seller. On and as of the date of this Agreement and each Purchase Date and on each day until this Agreement is no longer in force, Seller covenants as follows:

(a) Preservation of Existence; Compliance with Law. Seller shall:

(i) Preserve and maintain its legal existence;

(ii) Comply with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws); and

(iii) Preserve and maintain all material rights, privileges, licenses, franchises, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business strictly in accordance with applicable law.

(b) Taxes. Seller and its Subsidiaries shall timely file all tax returns that are required to be filed by it and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(c) Notice of Proceedings or Adverse Change. Seller shall give notice to Buyer immediately after a responsible officer of Seller has any knowledge of:

(i) the occurrence of any Default or Event of Default;

(ii) any default or event of default under any Indebtedness of Seller;

(iii) any litigation or proceeding that is pending or threatened against (a) Seller in which the amount involved exceeds [***], and is not covered by insurance, in which injunctive or similar relief is sought, or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(iv) as soon as reasonably possible, notice of any of the following events:

(A) a material change in the insurance coverage of Seller, with a copy of evidence of same attached;

(B) any material change in accounting policies or financial reporting practices of Seller;

(C) (i) any breach of the Subordinated Loan Agreement, (ii) any Margin Call (as such term is defined in the Subordinated Loan Agreement) notices, together with a copy thereof or (iii) if the Subordinated Loan Agreement has been modified, amended, terminated, altered or renewed, together with a fully-executed copy of the related amendment (if applicable);

(D) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Repurchase Assets;

(E) as soon as practicable, but, in any case, no more than [***], after Seller has obtained knowledge of any fact that could be the basis of any reduction of Asset Value with respect to a Purchased Asset, notice identifying the Purchased Asset with respect to which such reduction of Asset Value exists and detailing the cause of such reduction of Asset Value; or

(F) any other event, circumstance or condition that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(v) Promptly, but no later than [***] after Seller receives any of the same, deliver to Buyer a true, complete, and correct copy of any schedule, report, notice, or any other document delivered to Seller by any Person which could have an adverse effect on the Asset Value of any of the Repurchase Assets; and

(vi) Promptly, but no later than [***] after Seller receives notice of the same, any Mortgage Loan submitted to a Take-out Investor (whole loan or securitization) and rejected for purchase by such Take-out Investor.

(d) Reporting. Seller shall maintain a system of accounting established and administered in accordance with GAAP, and Seller shall furnish to Buyer:

(i) Within [***] after the [***] day of each of the [***] of Seller, Seller’s unaudited balance sheet, income statement and cash flow statement, each as of the end of such fiscal quarter and in each case presented fairly in accordance with GAAP at the following e-mail: [***];

(ii) Within [***] after the [***] of its fiscal year, commencing with the 2017 fiscal year, Seller’s unaudited balance sheet, presented fairly in accordance with GAAP at the following e-mail: [***];

(iii) Within [***] after the [***] of its fiscal year, commencing with the 2017 fiscal year, Seller’s Financial Statements for such fiscal year, presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of nationally recognized independent certified public accountants approved by Buyer (which approval shall not be unreasonably withheld) at the following e-mail: [***];

(iv) (A) Simultaneously with the furnishing of each of the financial statements to be delivered pursuant to subsection (i)-(ii) above, or monthly upon Buyer’s request, a certificate in form and substance acceptable to Buyer in its sole discretion, and certified by an executive officer of Seller, and (B) quarterly, or simultaneously with the financial statements to be delivered pursuant to subsection (i) above, an officer’s certificate of covenant compliance in the form of Exhibit A to the Pricing Side Letter to the attention of Buyer at: [***] certifying that (x) the related unaudited balance sheets are true and correct and (y) setting forth any Indebtedness of the Seller other than Indebtedness under this Agreement;

(v) Within [***] after the end of each Collection Period, a monthly report of Seller setting forth any litigation, investigation, regulatory action or proceeding that is pending or threatened by or against Seller in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, in form and substance acceptable to Buyer;

(vi) Reserved;

(vii) Within [***] after the end of each Collection Period, a monthly servicing report of Servicer, which form will be agreed upon by Buyer and Seller prior to the delivery of the first such report (the “Monthly Servicing Report”);

(viii) [***] after the end of each Collection Period, (a) a monthly remittance report of Servicer and (b) and on any other date requested by Buyer, a monthly Advanced Holdback Amount report of the Holdback Servicer, in each case, in form and substance acceptable to the Buyer;

(ix) Within [***] after any material amendment, modification or supplement has been entered into with respect to the Servicing Agreement, a fully executed copy thereof, certified by Seller to be true, correct and complete;

(x) Any other material agreements, correspondence, documents or other information which have not previously been disclosed to Buyer, which is related to Seller, the Purchased Assets or the Mortgage Loans, as soon as possible after the discovery thereof by Seller; and

(xi) Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Seller and its Subsidiaries as Buyer may reasonably request.

(e) Visitation and Inspection Rights. Seller shall permit Buyer to inspect, and to discuss with Seller’s officers, agents and auditors, the affairs, finances, and accounts of Seller, the Repurchase Assets, and Seller’s books and records, and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case, (i) during normal business hours, (ii) upon reasonable notice (provided, that upon the occurrence of an Event of Default, no notice shall be required), and (iii) at the expense of Seller to discuss with its officers, its affairs, finances, and accounts; provided, however, that the Seller is only obligated to pay such expenses in (iii) hereof once per calendar year, unless an Event of Default has occurred and is continuing.

(f) Reimbursement of Expenses. On the date of execution of this Agreement, Seller shall reimburse Buyer for all expenses (including legal fees, subject to the Legal Fee Cap) incurred by Buyer on or prior to such date. From and after such date, Seller shall promptly reimburse Buyer for all expenses as the same are incurred by Buyer and within [***] of the receipt of invoices therefor.

(g) Further Assurances. Seller shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby. Seller shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Repurchase Assets to comply with all applicable rules, regulations and other laws. Seller will not allow any default for which Seller is responsible to occur under any Repurchase Assets or any Facility Document and Seller shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets or the Facility Documents.

(h) True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller or any of its Affiliates thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller are and will be true and complete and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or in connection with SEC filings, if any, the appropriate SEC accounting requirements.

(i) ERISA Events.

(i) Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior [***] involve a payment of money by or a potential aggregate liability of Seller or any ERISA Affiliate thereof or any combination of such entities in excess of [***] Seller shall give Buyer a written notice specifying the nature thereof, what action Seller or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

(ii) Promptly upon receipt thereof, Seller shall furnish to Buyer copies of (i) all notices received by Seller or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of [***]; and (iii) all funding waiver requests filed by Seller or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than [***], and all communications received by Seller or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

(j) Financial Condition Covenants. Seller shall comply with the Financial Covenants set forth in Section 3 of the Pricing Side Letter.

(k) No Adverse Selection. Seller shall not select Eligible Mortgage Loans to be sold to Buyer as Purchased Assets using any type of adverse selection or other selection criteria which would adversely affect Buyer.

(l) Insurance. Seller shall continue to maintain Fidelity Insurance in an aggregate amount at least equal to [***]. Seller shall maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. Seller shall notify Buyer of any material change in the terms of any such Fidelity Insurance.

(m) Books and Records. Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets and Eligible Mortgage Loans.

(n) Illegal Activities. Seller shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(o) Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.

(p) Limitation on Dividends and Distributions. Following the occurrence and during the continuation of an Event of Default or if an Event of Default would result therefrom, Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of Seller’s consolidated Subsidiaries.

(q) Disposition of Assets; Liens. Seller shall not cause any of the Repurchase Assets to be sold, pledged, assigned or transferred, other than in accordance with this Agreement; nor shall Seller create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than Liens in favor of Buyer.

(r) Transactions with Affiliates. Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with Seller or any Affiliate, unless such transaction is (a) not otherwise prohibited in this Agreement, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(s) ERISA Matters.

(i) Seller shall not permit any event or condition which is described in any of clauses (i) through (viii) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior [***], involves the payment of money by or an incurrence of liability of Seller or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of [***].

(ii) Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Agreement or the Transactions hereunder and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(t) Consolidations, Mergers and Sales of Assets. Seller shall not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

(u) Facility Documents. Seller shall not permit the amendment or modification of, the waiver of any event of default under, or the termination of any Facility Document without Buyer’s prior written consent. Seller shall not waive (or direct the waiver of) the performance by any party to any Facility Document of any action, if the failure to perform such action would adversely affect Seller, any Purchased Assets or any Repurchase Assets in any material respect, nor has any such Person waived (or has directed the waiver of) any default resulting from any action or inaction by any party.

(v) Reserved.

(w) Facility Documents and Subordinated Loan Agreement. Seller shall not permit the amendment or modification of, or the termination of, any Facility Document without Buyer’s prior written consent. Seller shall not waive (or direct the waiver of) the performance by any party to any Facility Document of any action, if the failure to perform such action would adversely affect Seller or any Purchased Assets in any material respect, or waive (or direct the waiver of) any default resulting from any action or inaction by any party thereto. Seller shall not permit the amendment or modification of, waiver of any event of default, or the termination of the Subordinated Loan Agreement without Buyer’s prior written consent, such consent not to be unreasonably withheld. For the avoidance of doubt, with respect to the Subordinated Loan Agreement, such consent shall be deemed reasonably withheld if Buyer determines in its good faith discretion that such amendment, modification, waiver of an event of default could have an adverse effect on the Seller, the Repurchase Assets or the rights or remedies of Buyer under any Facility Document.

(x) Underwriting Guidelines. The Underwriting Guidelines shall not be materially amended without the prior written notice to Buyer; provided, however, notwithstanding anything herein to the contrary, Seller shall promptly provide Buyer with a copy of such modified Underwriting Guidelines and, if Buyer does not approve such modified Underwriting Guidelines, Buyer shall not be required to enter into any Transaction with respect to Mortgage Loans originated in accordance with such modified Underwriting Guidelines.

(y) Delivery of BPO or Appraisal. Seller shall deliver, or caused to be delivered, to Buyer an updated “as-is” BPO or Appraisal for any Purchased Asset as follows: (a) no later than [***] following the date of the last BPO or Appraisal, unless the related Mortgaged Property is listed for sale for less than [***]; and (b) but no later than [***] following the date on which such Purchased Asset becomes more than [***] delinquent in payment, and thereafter, every [***] during which such Purchased Asset remains delinquent; (c) but no later than [***], if any extension is requested with regard to the stated maturity date of any Purchased Asset under the Mortgage, the Mortgage Note or any other related Mortgage Loan Document, (d) within [***], if any default exists at the stated maturity date of any Purchased Asset under the Mortgage, the Mortgage Note or any other related Mortgage Loan Document and (e) at Buyer’s cost, promptly upon Buyer’s request.

(z) Reserved.

(aa) Investment Company Act. Neither the Seller nor any of its Subsidiaries shall be an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(bb) No Division/Series Transactions. Notwithstanding anything to the contrary contained in this Agreement or any other Facility Document, (i) if Seller is a limited liability company organized under the laws of the State of Delaware Seller shall not enter into (or agree to enter into) any Division/Series Transaction, or permit any of its Subsidiaries to enter into (or agree to enter into), any Division/Series Transaction and (ii) none of the provisions in this Agreement nor any other Facility Document, shall be deemed to permit Seller or any of its Subsidiaries to enter into (or agree to enter into) any Division/Series Transaction.

Section 14. Events Of Default. If any of the following events (each an “Event of Default”) occurs, Buyer shall have the rights set forth in Section 15, as applicable:

(a) Payment Default. (i) Seller fails to make any payment of Margin Deficit or Repurchase Price (other than Price Differential), when due, whether by acceleration, mandatory repurchase (including following the occurrence of a Purchased Asset Issue) or otherwise, and such failure continues for more than [***] after knowledge by or notice to Seller, (ii) Seller fails to make any payment of Price Differential, when due, whether by acceleration, mandatory repurchase or otherwise, or (iii) Seller fails to make any payment (other than Repurchase Price, Price Differential or Margin Deficit), when due, whether by acceleration, mandatory repurchase or otherwise, and such failure continues for more than [***] after knowledge by or notice to Seller; or

(b) Immediate Representation and Warranty Default. The failure of Seller to perform, comply with or observe any representation, warranty or certification applicable to Seller contained in any of Sections 12(c) (Solvency); (f)(a) (Existence); (h) (No Breach); (i) (Action); (k) (Enforceability); (l) (Indebtedness); (q) (Margin Regulations); (s) (Investment Company Act); (t) (Purchased Assets); (w) (True and Complete Disclosure); (x) (ERISA); (z) (No Reliance); (aa) (Plan Assets); or (cc) (No Prohibited Persons), in each case, of this Agreement; or

(c) Additional Representation and Warranty Defaults. Except for Section 12(b) (which is addressed in clause (n) below), any representation, warranty or certification made or deemed made herein or in any other Facility Document (and not identified by clause (b) of this Section 14) by Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Assets furnished in writing by on behalf of Seller shall be determined by Buyer to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1; unless (A) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (B) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis) and, if such default shall be capable of being remedied as determined by Buyer, such failure shall continue unremedied for more than [***]; or

(d) Immediate Covenant Default. The failure of Seller to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in any of Sections 13(a)(i) or (ii) (Preservation of Existence; Compliance with Law); (h) (True and Correct Information); (j) (Financial Condition Covenants); (k) (No Adverse Selection); (n) (Illegal Activities); (o) (Material Change in Business); (p) (Limitation on Dividends and Distributions); (q) (Disposition of Assets; Liens); (r) (Transactions with Affiliates); (s) (ERISA Matters); or (t) (Consolidations, Mergers and Sales of Assets); or

(e) Additional Covenant Defaults. Seller shall fail to observe or perform any other covenant or agreement contained in the Facility Documents (and not identified in clause (d) of Section 14), and if such default shall be capable of being remedied, such failure to observe or perform shall continue unremedied beyond [***]; or

(f) Judgments. A judgment or judgments for the payment of money in excess of [***] in the aggregate shall be rendered against Seller, by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof, and such party shall not, within said period of [***], or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(g) Cross-Default. (A) Seller shall be in default beyond any applicable grace period under (i) any Indebtedness of Seller with a counterparty other than Buyer or an Affiliate of Buyer, in excess of [***] which default involves the failure to pay a material matured obligation or permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, which, in each case, has not been waived in writing by Buyer, or (ii) any other financing, hedging, security or other agreement or contract between Seller on the one hand, and Buyer or any of its Affiliates on the other, which in each case, has not been waived in writing by Buyer, or (B) Urban Financial of America, LLC (n/k/a Finance of America Reverse LLC) shall be in default beyond any applicable grace period under the Reverse Facility Documents; or

(h) Insolvency Event. An Insolvency Event shall have occurred with respect to Seller; or

(i) Enforceability. For any reason any Facility Document at any time shall not to be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Person (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations under any Facility Document; or

(j) Liens. Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer) or Buyer for any reason ceases to have a valid, first priority security interest in any of the Repurchase Assets; or

(k) Material Adverse Effect. A Material Adverse Effect shall have occurred as determined by Buyer in its reasonable discretion, and shall remain uncured for [***] after written notice by Buyer to Seller of the existence of such Material Adverse Effect; or

(l) Change in Control. A Change in Control shall have occurred without the Buyer’s prior written consent; or

(m) Inability to Perform. Seller shall admit its inability to, or its intention not to, perform any of their obligations under the Facility Documents; or

(n) Servicer Termination. A Servicer Termination Event shall have occurred, and Seller fails to appoint and transfer the servicing of the related Purchased Assets to a successor Servicer that is satisfactory to Buyer in Buyer’s good faith discretion within [***]; or

(o) Failure to Transfer. Seller fails to transfer the Purchased Assets to Buyer on or prior to the applicable Purchase Date; or

(p) Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority shall have received any judicial or administrative order permitting such Governmental Authority to take any action that is reasonably likely to result in a condemnation, seizure or appropriation, or assumption of custody or control of, all or any substantial part of the Property of Seller, or shall have taken any action to displace the management of Seller or to materially curtail its authority in the conduct of the business of Seller, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller as an issuer, buyer or a seller of Mortgage Loans or securities backed thereby, and such action shall not have been discontinued or stayed within [***]; or

(q) Assignment. Assignment or attempted assignment by Seller of this Agreement or any other Facility Document or any rights hereunder or thereunder without first obtaining the specific written consent of Buyer; or

(r) Reserved; or

(s) Information. Buyer shall reasonably request, specifying the reasons for such request, reasonably information, and/or written responses to such requests, regarding the financial well-being of Seller (including, but not limited to, any information regarding any repurchase and indemnity requests or demands made upon Seller or any of its Subsidiaries by any third-party investors) and such reasonable information and/or responses shall not have been provided within [***] of such request; or

(t) Reserved.

(u) Reserved.

(v) Disbursement of Holdback Amount. Holdback Servicer shall fail to disburse any Holdback Amount in accordance with the related Mortgage Loan Documents and such failure continues for [***] or such shorter period as required under the Mortgage Loan Documents. Notwithstanding anything herein to the contrary, in no event shall Buyer have any obligation to fund any Holdback Amount made to a Mortgagor with respect to any ~~Mortgage~~RTL Loan, which obligations shall be retained by Seller and Holdback Servicer.

Section 15. Remedies.

(a) If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing:

(i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

(A) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the Aggregate Repurchase Price and any other amounts owed by Seller hereunder, and (3) Seller shall immediately deliver to Buyer any Purchased Assets subject to such Transactions then in Seller’s possession or control; and

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section.

(iii) Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets related thereto which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Seller contained in Facility Documents.

(iv) Upon the occurrence of an Event of Default, Buyer, or Buyer through its Affiliates or designees, may (A) immediately sell, at a public or private sale at such price or prices as Buyer may reasonably deem satisfactory any or all of the Purchased Assets or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to retain such Purchased Assets and give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets (as determined and adjusted by the Buyer in its sole discretion, giving such weight to the BPO Value or Appraised Value, as applicable, or outstanding principal balance of such Purchased Asset as Buyer deems appropriate) against the Aggregate Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Facility Documents. The proceeds of any disposition of Purchased Assets effected pursuant to the foregoing shall be applied as determined by Buyer.

(v) Seller shall be liable to Buyer for (A) the amount of all actual expenses, including reasonable documented legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (B) all actual costs incurred in connection with covering transactions or hedging transactions, and (C) any other actual loss, damage, cost or expense arising or resulting from the occurrence of an Event of Default.

(vi) Promptly upon Buyer’s request, Seller shall provide, at Seller’s cost, an updated BPO for each Purchased Asset.

(b) The Seller acknowledges and agrees that (A) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Assets and Repurchase Assets, the Buyer may establish the source therefor in its sole discretion and (B) all prices, bids and offers shall be determined together with accrued Income. The Seller recognizes that it may not be possible to purchase or sell all of the Purchased Assets and Repurchase Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets and Repurchase Assets may not be liquid at such time. In view of the nature of the Purchased Assets and Repurchase Assets, the Seller agrees that liquidation of a Transaction or the Purchased Assets and Repurchase Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole good faith discretion, the time and manner of liquidating any Purchased Assets and Repurchase Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets and Repurchase Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets and Repurchase Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d) Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

(e) Buyer shall have, in addition to its rights and remedies under the Facility Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets and Repurchase Assets against all of Seller’s obligations to Buyer, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

Section 16. Indemnification and Expenses.

(a) Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees of counsel, and Taxes relating to or arising in connection with the ownership of the Purchased Assets, but excluding any Taxes otherwise addressed in Section 7 of this Agreement) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby or any wire fraud or data or systems intrusions which causes Buyer to suffer any such liability, loss, damage, judgment, cost and/or expense, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. For the avoidance of doubt “Costs” shall include Taxes that represent losses, damages, claims, costs and expenses arising from any non-Tax claim. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Assets~~,~~ , that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Assets for any sum owing thereunder, or to enforce any provisions of any Purchased Assets, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

(b) Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred by Buyer (including legal fees) in connection with the development, preparation and execution of this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith ~~in an amount not to exceed the Legal Expense Cap; provided that the Legal Expense Cap shall not apply if any extensive delays, unreasonable negotiations, unanticipated issues or structural changes occur during such development, preparation or execution~~. Seller agrees to pay as and when billed by Buyer all of the costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder. Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred by Buyer (including legal fees) in connection with the development, preparation and execution of any amendment, supplement or modification to this Agreement, any other Facility Document or any other document prepared in connection thereto. Subject to the limitations set forth in Section 30 hereof, Seller agrees to pay Buyer all the due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out-of-pocket costs and expenses incurred by Buyer pursuant to Sections 16(b) and 19 hereof and the reasonable fees and expenses of the Payment Agent and Calculation Agent.

(c) The obligations of Seller from time to time to pay the Repurchase Price, the Price Differential, and all other amounts due under this Agreement shall be full recourse obligations of Seller.

Section 17. Servicing.

(a) Seller, on Buyer’s behalf, shall contract with one or more Servicers to service the Mortgage Loans consistent with the degree of skill and care that such Servicers customarily require with respect to similar Mortgage Loans owned or managed by such Servicers and in accordance with Accepted Servicing Practices. The Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder. Buyer may terminate the servicing of any Mortgage Loan with the then existing servicer in accordance with Section 17(e) hereof. The Servicing Agreement shall not be materially amended without the written consent of Buyer, which may be granted or withheld in its sole discretion; provided that the Seller shall provide the Buyer with written notice of any amendment of the Servicing Agreement, including a copy of such amendment.

(b) The Holdback Servicer shall hold the aggregate Holdback Amount for all Purchased Assets for the benefit of Buyer. The Holdback Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities with respect to any Holdback Amount and (iii) not impair the rights of Buyer in any Holdback Amount or any payment thereunder.

(c) Seller shall cause the Servicer and any interim servicer to deposit all collections received by Seller on account of the Purchased Assets in the Collection Account in accordance with the provisions of Section 5(b).

(d) As compensation for its services under the Servicing Agreement the Servicer shall be entitled to the Servicing Fee pursuant to the Servicing Agreement. The Seller shall be responsible to pay all the fees and expenses of the Servicer out of the Servicing Fee or its own funds.

(e) The Seller shall provide promptly to the Buyer a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Assets

(f) Upon the occurrence and during the continuance of a Servicer Termination Event, the Buyer shall have the right to immediately terminate the Servicer’s rights to service the Purchased Assets under the Servicing Agreement in accordance with the related Servicer Notice. Seller and Servicer shall cooperate in transferring the servicing of the Purchased Assets to a successor servicer selected by Seller and approved by Buyer in its sole discretion exercised in good faith. To the extent (i) Seller fails to select a successor servicer within [***] or (ii) an Event of Default has occurred and is continuing hereunder, Buyer shall select a successor servicer in its sole discretion.

(g) If Seller should discover that, for any reason whatsoever, any entity responsible to Seller by contract for managing or servicing any such Mortgage Loan has failed to perform fully such Seller’s obligations under the Facility Documents or any of the obligations of such entities with respect to the Mortgage Loans, Seller shall promptly notify Buyer.

(h) Seller shall provide, or shall cause Servicer to provide Buyer with the values included in any updated BPO or Appraisal with its then-current monthly servicing reports, and copies of the updated BPOs or Appraisals, if requested by Buyer.

Section 18. Recording of Communications. Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording.

Section 19. Due Diligence. Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, Seller and Servicer, including, without limitation, financial information, organization documents, business plans, purchase agreements and underwriting purchase models for each pool of Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that (a) upon reasonable prior notice to Seller, unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of the Asset Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans (the “Due Diligence Documents”) in the possession or under the control of Seller and/or the Custodian, or (b) upon request, Seller shall create and deliver to Buyer within [***] of such request, an electronic copy via email to [***], in a format acceptable to Buyer, of such Due Diligence Documents as Buyer may request. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Purchased Assets from Seller and enter into additional Transactions with respect to the Mortgage Loans based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties with respect to the Mortgage Loans and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 19. Buyer may, based on such due diligence, require to change contractual terms and add protections it deems, in its absolute discretion, necessary to protect its rights in the Mortgage Loans.

Section 20. Assignability.

(a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may, upon at least [***] notice to Seller, from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents to any Person pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

(b) Buyer, upon at least [***] notice to Seller, may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement to any Person; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 7; provided that no such restrictions shall apply with respect to any sale to any Affiliate of Buyer or if an Event of Default has occurred and is continuing; and provided further that Buyer shall act as agent for all purchasers, assignees and point of contact for Seller pursuant to agency provisions to be agreed upon by Buyer, its intended purchasers and/or assignees and Seller.

(c) Notwithstanding anything contained in Section 31 hereof to the contrary, Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 20, disclose to the assignee or participant or proposed assignee or participant (each, an “NDA Counterparty”), as the case may be, any information relating to Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller or any of its Subsidiaries; provided that such ~~assignee or participant~~NDA Counterparty agrees to hold such information subject to the confidentiality provisions of this Agreement.

(d) In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

Section 21. Transfer and Maintenance of Register.

(a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 21, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 21 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 21(b) hereof.

(b) Buyer, as agent for Seller, shall maintain a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned or participated. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable Requirement of Law.

Section 22. Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 23. Set-Off.

(a) In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law to set-off and appropriate and apply against any obligation from Seller to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

(b) Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if an Event of Default has occurred.

Section 24. Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. The obligations of Seller under Section 16 hereof shall survive the termination of this Agreement.

Section 25. Notices And Other Communications. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

Section 26. Entire Agreement; Severability; Single Agreement.

(a) This Agreement, together with the Facility Documents, constitute the entire understanding between Buyer and Seller with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

(b) Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

Section 27. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

Section 28. SUBMISSION TO JURISDICTION; WAIVERS. BUYER AND EACH OF THE SELLER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e) BUYER AND SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 29. No Waivers, etc. No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

Section 30. Netting. If Buyer and Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder,

(a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Agreement shall be deemed to be a “netting contract” as defined in Section 4402.

(b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

Section 31. Confidentiality.

(a) Buyer and the Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby or pursuant to the terms thereof, including, but not limited to, the name of, or identifying information with respect to Buyer, any pricing terms, or other nonpublic business or financial information (including, without limitation, any sub-limits and financial covenants), the existence of this Agreement and the Transactions with the Buyer (the “Confidential Information”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to disclose to its Affiliates, the Seller and its employees, directors, officers, advisors (including legal counsel, accountants, and auditors), representatives and servicers, (ii) it is requested or required by governmental agencies, regulatory bodies or other legal, governmental or regulatory process, in which case Seller shall provide prior written notice to Buyer to the extent not prohibited by the applicable law or regulation, (iii) any of the Confidential Information is in the public domain other than due to a breach of this covenant, ~~or~~ (iv) an Event of a Default has occurred and Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder, or (v) notwithstanding anything contained in this Agreement to the contrary, Buyer determines such information is necessary or desirable to disclose in connection with any transaction or potential transaction described in Section 10 hereof or any NDA Counterparty described in Section 20 hereof, or any other financing source or provider to Buyer, provided that each such third party agrees to maintain the confidentiality of such information on terms at least as restrictive as the standard set forth in this Section 31(a). Seller and the Buyer shall be responsible for any breach of the terms of this Section 31(a) by any Person that it discloses Confidential Information to pursuant to clause (i) above. The Parties shall not, without the written consent of the other Party, make any communication, press release, public announcement or statement in any way connected to the existence or terms of this Agreement or the other Facility Documents or the Transactions contemplated hereby or thereby, except where such communication or announcement is required by law or regulation, in which event the Parties will consult and cooperate with respect to the wording of any such announcement. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment or tax structure of the Transactions, any fact relevant to understanding the federal, state and local tax treatment or tax structure of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment or tax structure; provided that the “tax treatment or “tax structure” shall be limited to any facts relevant to the U.S. federal, state or local tax treatment of any Transaction contemplated hereunder and specifically does not include any information relating to the identity of the Buyer or any pricing terms hereunder. The provisions set forth in this Section 31(a) shall survive the termination of this Agreement for [***].

(b) Notwithstanding anything in this Agreement to the contrary, Seller understands that Confidential Information disclosed hereunder may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable local, state and federal laws relating to privacy and data protection (“Privacy Laws”). The Seller shall implement administrative, technical and physical safeguards and other security measures to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” (as defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Upon request, the Seller will provide evidence reasonably satisfactory to allow Buyer to confirm that the Seller has satisfied its obligations as required under this Section. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of the Seller. The Seller shall notify the Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to the Seller. The Seller shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual. The provisions set forth in this Section 32(b) shall survive the termination of this Agreement for as long as Seller retains any “nonpublic personal information” disclosed hereunder.

Section 32. Intent.

(a) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

(b) Buyer’s right to liquidate the Repurchase Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 15 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction shall be considered a “margin payment” and “settlement payment” as such terms are defined in Bankruptcy Code Section 741(5).

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e) This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code.

(f) Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(g) Each party agrees that it shall not challenge the characterization of this Agreement or any Transaction as a repurchase agreement, securities contract and master netting agreement under the Bankruptcy Code.

(h) Each party agrees that this Agreement and the Transactions entered into hereunder are part of an integrated, simultaneously-closing suite of financial contracts.

Section 33. Reserved.

Section 34. Conflicts. In the event of any conflict between the terms of this Agreement, any other Facility Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, second, then the terms of this Agreement shall prevail, and then the terms of the Facility Documents shall prevail.

Section 35. Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller or Buyer under this Agreement.

Section 36. Reserved.

Section 37. Miscellaneous.

(a) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Counterparts may be delivered electronically.

(b) Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c) Acknowledgment. Seller hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;

(ii) Buyer has no fiduciary relationship to Seller;

(iii) no joint venture exists between Buyer and Seller; and

(iv) it has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary and Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(d) Documents Mutually Drafted. Seller and Buyer agree that this Agreement and each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

Section 38. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration;

(g) all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

(h) all references herein or in any Facility Document to “good faith” means good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:
Name:
Title:

Address for Notices:

Nomura Corporate Funding Americas, LLC Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316 Tel: [***]
Fax: [***]
Attn: Operations
Email: [***]

With copies to:

Nomura Corporate Funding Americas, LLC Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316 Tel: [***]
Fax: [***]
Attn: [***]
Email: [***]

Alston & Bird LLP 90 Park Avenue
New York, New York 10016 Tel: [***]
Fax: [***]
Attn: [***]
Email: [***]

Signature Page to Master Repurchase Agreement

SELLER:

FINANCE OF AMERICA COMMERCIAL LLC

By:
Name:
Title:

Address for Notices:
30 East 7th Street Suite 2350 St. Paul, MN 55101
Attn: [***]

With a copy to:

Finance of America Holdings LLC
909 Lake Carolyn Parkway, Suite 1550
Irving, TX 75039
Attn: [***]

Signature Page to Master Repurchase Agreement

SCHEDULE 1

REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

Seller makes the following representations and warranties to Buyer with respect to each Mortgage Loan as of the Purchase Date for the purchase of any such Mortgage Loan by Buyer from Seller and at all times while the Mortgage Loan is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a) Data. The information on the Asset Schedule is complete, true and correct in all material respects as of the date of such information. All information contained in the related Asset File in respect of the Mortgage Loans is accurate and complete in all material respects.

(b) Regulatory Compliance. Any and all requirements of applicable federal, state, and local laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws, disclosure or unfair and deceptive practice laws have been complied with. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

(c) Origination and Servicing Practices; No Escrow Deposits. The origination and collection practices used by the ~~originator~~Seller, each servicer of the Mortgage Loan and Seller with respect to each Mortgage Loan have been in all respects in accordance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and the servicing practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, whether such servicing was done by the Seller, its affiliates, or any third-party subservicer or servicing agent of any of the foregoing. With respect to escrow deposits and escrow payments (including, without limitation, with respect to RTL Loans, any Holdback Amount), all such payments are in the possession of, or under the control of Seller. All escrow payments have been collected in full compliance with state and federal law. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage, the Mortgage Note or any related Mortgage Loan Document. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

Schedule 1-1

(d) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan, and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Buyer. The Seller is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer the Mortgage Loan, charges or security interests of any nature encumbering such Mortgage Loan.

(e) Enforceability and Priority of Lien. The Mortgage is a valid, subsisting, and enforceable perfected first lien on the property therein described, the Mortgaged Property is free and clear of all adverse claims, encumbrances and liens having priority over the first lien of the Mortgage except for, (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of recording of such mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located, and (iii) such other matters to which like properties are commonly subject that do not individually or in aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage.

(f) No Prior Modifications. Unless otherwise indicated in the related Asset Schedule and reflected in an agreement included in the Asset File, neither Seller nor any prior holder of the Mortgage or the related Mortgage Note has: (i) modified the mortgage or the related Mortgage Note in any material respect; (ii) satisfied, canceled, or subordinated the mortgage in whole or in part; (iii) released the Mortgaged Property in whole or in part from the lien of the Mortgage; or (iv) executed any instrument of release, cancellation, modification, or satisfaction. If a Mortgage Loan has been modified, the modified terms are reflected on the Asset Schedule. The related Mortgage, Mortgage Note and each other related Mortgage Loan Document contain the entire agreement of the parties and all of the obligations of Seller under the related Mortgage Loan.

(g) Business Purpose Mortgage Loan. The related Mortgaged Property is solely for use as an investment property and Seller has provided Buyer or its designee with a statement from the Mortgagor certifying such purposes as well as other checks as agreed to between Seller and Buyer as determined through due diligence. Such Mortgage Loan was not originated primarily for a personal, family or household purpose, as defined in the Truth in Lending Act and its implementing Regulation Z, and such Mortgage Loans was originated for business purposes. The Mortgaged Property securing the related Mortgage is non-owner occupied. The related Mortgagor furnished to the Seller a certification that it and the related Sponsor(s) do not intend to, and will not, occupy the Mortgaged Property for more than [***] during any [***].

(h) Mortgage Recorded; Assignments of Mortgage. Except as provided in paragraph (i) below, each original Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located and all subsequent assignments of the original Mortgage have been delivered in the appropriate form for recording in all jurisdictions in which such recordation is necessary to perfect the ownership of the Mortgage by the owner thereof. With respect to each Mortgage that constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor. With respect to each Mortgage Loan that is not a MERS Mortgage

Sch. 1-2

Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form (other than the name of the assignee if in blank) and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located. With respect to each MERS Mortgage Loan, (i) the related Mortgage and Assignment of Mortgage have been duly and properly recorded in the name of MERS or its designee or have been delivered for recording to the applicable recording office and (ii) a mortgage identification number has been assigned by MERS and such mortgage identification number is accurately provided on the Asset Schedule (or is otherwise provided to Buyer).

(i) Litigation. There is no action, suit, proceeding or investigation pending, or to the best of Seller’s knowledge threatened, that is related to the Mortgage Loan and likely to affect materially and adversely such Mortgage Loan.

(j) Complete Asset Files. ~~For~~Except as approved by the Buyer in its sole discretion and except with respect to Wet-Ink Mortgage Loans solely prior to the Wet-Ink Delivery Date, for each Mortgage Loan, all of the Mortgage Loan documents required to be delivered to the Custodian have been delivered to the Custodian and all Mortgage Loan documents necessary to foreclose on the Mortgaged Property are included in the related Asset File delivered to the Custodian. Each of the documents and instruments specified to be included in the Asset File is executed and in due and proper form. With respect to each such Mortgage Loan, upon the consummation of the related Transaction, Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the Custodian for longer than the time periods permitted under the Custodial Agreement.

(k) Taxes, Assessments. All taxes, governmental assessments, water, sewer, and municipal charges which previously became due and owing have been paid, or, where applicable law allows, an escrow of funds has been established in an amount sufficient to pay for such item that remains unpaid; except for any such charges for which Seller and/or Servicer have, after due consideration, made a determination not to pay for, in accordance with their current practice and have been disclosed in writing to Buyer.

(l) No Rescission. (A) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim, or defense, including the defense of usury; and (B) to the best of Seller’s knowledge, no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto.

(m) No Consents. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Mortgage Loan, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mortgage Loan, for Buyer’s exercise of any rights or remedies in respect of such Mortgage Loan or for Buyer’s sale, pledge or other disposition of such Mortgage Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such

Sch. 1-3

transfer or exercise of rights or remedies with respect to such Mortgage Loan. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment by the holder of such Mortgage Loan.

(n) Legal, Valid and Binding Obligation. The Mortgage Note and the related Mortgage are genuine, and each constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms.

(o) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue or is secured by a secured lender’s environmental insurance policy

(p) Location and Type of Mortgaged Property. The Mortgaged Property is located in ~~the U.S. or a territory of the U.S.~~a State of the United States of America or the District of Columbia and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, a Small Multi-Family Property, condominium unit, or mixed use property. No Mortgaged Property is a mobile home or a manufactured home. ~~The~~Other than with respect to a Mortgage Loan that is a Multi-Property Rental Loan, such Mortgage Loan is secured by a Mortgage on only one Mortgaged Property.

~~(q) Unpaid Principal Balance. The unpaid principal balance of such Mortgage Loan does not exceed [***] unless otherwise agreed to by Buyer in its discretion.~~

(q) ~~(r)~~ Appraisal. Except as otherwise agreed to by Buyer in its sole discretion, Seller has furnished to Buyer an Appraisal that reflects an Appraised Value of at least [***] of the related Mortgaged Property.

(r) ~~(s)~~ Mortgaged Property Undamaged. ~~Unless~~With respect to each RTL Loan, unless such required repairs were identified at the time of origination and appropriate set-asides have been made for such repairs~~,~~ to the best of the best of Seller’s knowledge, the related Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado, mold or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended. With respect to each Rental Loan, each related Mortgaged Property is undamaged by waste, vandalism, fire, hurricane, earthquake or earth movement, windstorm, flood, tornado or other casualty adversely affecting the value of a Mortgaged Property or the use for which the premises were intended, and each such Mortgaged Property is in substantially the same condition it was at the time the most recent Property Value was obtained.

(s) ~~(t)~~ No Condemnation. There is no proceeding pending or to the best of the Seller’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property.

Sch. 1-4

(t) ~~(u)~~ Mortgagor. The related Mortgagor is not insolvent and is not a foreign

(u) ~~(v)~~ Consolidation of Principal Advances. Any principal advances made have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate reflected on the Asset Schedule. The lien of the Mortgage securing the principal amount (as expressed on the related Mortgage Note which shall include, with respect to RTL Loans, the undisbursed Holdback Amount) is insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Buyer.

(v) ~~(w)~~ No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller, the Mortgagor, the appraiser, any servicer or any other party involved in the origination or servicing of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to the Buyer.

~~(x) Reserved.~~

(w) Approval. Seller and each other originator is licensed or qualified, as required pursuant to any Requirement of Law, as a mortgage lender in each state in which any related Mortgaged Property is located.

(x) ~~(y)~~ Documents Genuine. Such Mortgage Loan and all accompanying Mortgage Loan Documents (including without limitation the related Mortgage Loan Documents) are complete and authentic and all signatures thereon are genuine.

(y) ~~(z)~~ Disbursements of Holdback Amounts. ~~To~~With respect to RTL Loans, to the extent the related Mortgagor requests disbursement of any Holdback Amounts, all such Holdback Amounts required to be disbursed have been disbursed by Holdback Servicer to the Mortgagor in accordance with the related Mortgage Loan Documents.

(z) ~~(aa)~~ Hazard Insurance. The related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer acceptable to Buyer, and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount not less than the least of (1) the outstanding principal balance of the Mortgage Loan and (2) the full insurable value of the Mortgaged Property. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard

Sch. 1-5

mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and, to the extent such agreement is commercially available from the related insurer, may not be reduced, terminated or canceled without [***] prior written notice to the mortgagee arising because of nonpayment of a premium and at least [***] prior written notice to the mortgagee arising for any reason other than nonpayment of a premium. No such notice has been received by Seller. All currently due premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. To Seller’s knowledge, the hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. No Seller has engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(aa)  ~~(bb)~~ Disbursement of Proceeds. Any and all requirements as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note, Mortgage or any other related Mortgage Loan Document. All escrow deposits and payments required to be escrowed with Seller pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith.

(bb) ~~(cc)~~ Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Buyer and each such title insurance policy is issued by a title insurer acceptable to Buyer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and

Sch. 1-6

remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(cc)  ~~(dd)~~ No Defaults. As of the Purchase Date, (i) there is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note or any other related Mortgage Loan Document (including without limitation a failure by Seller to make an advance in accordance with the terms thereof to the related Mortgagor thereunder), and (ii) no event has occurred which would constitute a default, breach, violation or event of acceleration. No Seller has waived any default, breach, violation or event of acceleration under the Mortgage Note or any other related Mortgage Loan Document.

(dd)  ~~(ee)~~ No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(ee)  ~~(ff)~~ Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value or BPO Value, as applicable, of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(ff)  ~~(gg)~~ Underwriting Standards. Each Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines, unless otherwise approved by Buyer.

(gg) ~~(hh)~~ Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. There is only one originally executed Mortgage Note not stamped as a duplicate with respect to such Mortgage Loan.

(hh)  ~~(ii)~~ No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement and chattel mortgage referred to in clause (i) above or other collateral specified in the related Mortgage Loan documents. There are, as of origination date and as of the Purchase Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property, and equipment and other personal property financing). No mezzanine debt is secured directly by interests in the related Mortgagor.

Sch. 1-7

(ii) ~~(jj)~~ Due-On-Sale. The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(jj) ~~(kk)~~ Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan.

(kk) ~~(ll)~~ No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and no Seller has financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(ll) ~~(mm)~~ Recourse Obligations. The Mortgage Loan Documents for each Mortgage Loan provide that such Mortgage Loan is either (x) full recourse against the related Mortgagor and/or natural person or (y) non-recourse to the related parties thereto except that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Mortgage Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of any related Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.

(mm) ~~(nn)~~ Single-Purpose Entity. With respect to each Mortgagor that is a Person other than an individual, each related non-recourse Mortgage Loan requires such Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any material indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person, and that it holds itself out as a legal entity, separate and apart from any other person or entity.

Sch. 1-8

(nn)  ~~(oo)~~ Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan Documents do not provide for the release of any related Mortgaged Property from the lien of the Mortgage except (a) upon payment in full of such Mortgage Loan, (b) as required pursuant to an order of condemnation or a material casualty, or (c) in connection with a substitution of collateral within the parameters specified in the related Mortgage Loan Documents.

(oo) ~~(pp)~~ Payments Current. All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.

(pp)  ~~(qq)~~ Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan Documents, and, to each Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

~~(rr) Reserved.~~

(qq) Wet-Ink Mortgage Loans. With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by Seller to hold the related Mortgage Loan Documents as agent and bailee for Buyer and to promptly forward such Mortgage Loan Documents in accordance with the provisions of the Custodial Agreement and the Escrow Instruction Letter and Seller has confirmed receipt of a closing protection letter.

(rr)  ~~(ss)~~ Compliance with Anti-Money Laundering Laws. Each Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the PATRIOT Act of 2001 with respect to the origination or purchase of each Mortgage Loan. No Mortgage Loan is subject to nullification pursuant to the orders or the regulations promulgated by OFAC or in violation of the orders or OFAC regulations, and no Mortgagor is subject to the provisions of such orders or OFAC regulations nor listed as a “blocked person” for purposes of the OFAC regulations.

(ss) ~~(tt)~~ Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and electricity all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include

Sch. 1-9

any property which is not part of such Mortgaged Property or is subject to an endorsement under the related title insurance policy insuring such Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related Mortgage Loan requires the related Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(tt) ~~(uu)~~ Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and all such material licenses, permits and applicable governmental authorizations are in effect. Each Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located. No Seller is aware of any Mortgagor, guarantor or other obligor on the Mortgage Loan having received notice of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license or certificate with respect to any Mortgaged Property.

(uu)  ~~(vv)~~ Mortgage Provisions. The Mortgage Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against each related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

(vv) UCC Filings~~; Mortgage Recorded~~. Each Seller has recorded or caused to be recorded (or, if not recorded, have been submitted in proper form for recording), UCC financing statements in the appropriate public recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in any collateral for such Mortgage Loan to the extent perfection may be effected pursuant to applicable law by recording, as the case may be.

(ww) Mortgage Recorded. The related Mortgage (or equivalent document) or other related collateral document creates a valid and enforceable lien and security interest on the items of personalty described above that may be perfected by recording. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the recording of UCC financing statements are required in order to effect such perfection. The Mortgage either has been or will promptly be submitted for recordation in the appropriate recording office of the jurisdiction where the Mortgaged Property is located. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement and chattel mortgage referred to above or other collateral specified in the related Mortgage Loan Documents.

(xx) Compliance with Usury Laws. The mortgage interest rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. No Mortgage Loan is subject to forfeiture or any material penalties as a result of non-compliance with any applicable state or federal laws, regulations and other requirements pertaining to usury.

Sch. 1-10

(yy) Costs. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the related Mortgage, which if unpaid would have a material adverse effect on the value, use or operation of the Mortgaged Property or the value of the related Mortgage Loan, were paid as of the related Purchase Date. The Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note, Mortgage or any other related Mortgage Loan Document.

~~(zz) Rehabilitation. The related Mortgaged Property is not a ground-up construction, a tear-down, a partial tear-down or a gut rehabilitation, unless the related Holdback Amount is more than [***] drawn and the projected construction or rehabilitation is materially completed, as determined by Buyer in its sole discretion.~~

~~(aaa) Loan-to-After-Repair-Value Ratio. The Loan-to-After-Repair-Value Ratio of the Mortgage Loan does not exceed [***].~~

~~(bbb) Loan-to-Cost Ratio. The Loan-to-Cost Ratio (x) for each Mortgage Loan other than a High LTC Mortgage Loan, does not exceed [***] and (y) for each High LTC Mortgage Loan, does not exceed [***].~~

(ccc) Multi-Property Mortgage Loans. Each Mortgage Loan that is a Multi-Property Mortgage Loan is cross-collateralized with all Mortgaged Properties securing such Multi-Property Mortgage Loan. All Indebtedness evidenced by a Multi-Property Mortgage Loan is subject to a Transaction under this Agreement.

Sch. 1-11

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Attention:	Address:
Telephone:
Facsimile:

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature

Schedule 2-1

BUYER NOTICES

Name: Operations	Address: Worldwide Plaza
Telephone: [***]	309 West 49th Street
Facsimile: [***]	New York, New York 10019-7316
Email: [***]

With a copy to:

Name: [***]	Address: Worldwide Plaza
Telephone: [***]	309 West 49th Street
Facsimile: [***]	New York, New York 10019-7316
Email: [***]

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature
[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Sch. 2-2

EXHIBIT A

FORM OF CONFIRMATION LETTER

[FINANCE OF AMERICA COMMERCIAL LLC LETTERHEAD]

Nomura Corporate Funding Americas, LLC

Worldwide Plaza

309 West 49th Street

New York, New York 10019-7316

Attention: Operations

CC: [***]

[date]

Confirmation No.:

Ladies/Gentlemen:

This letter requests the confirmation of your agreement to purchase from us the Purchased Assets listed in Appendix I hereto, pursuant to the Master Repurchase Agreement governing purchases and sales of Purchased Assets between us, dated as of August 17, 2017 (the “Agreement”), as follows (capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Agreement):

Purchase Date: ,                                                              ,

Purchased Assets to be Purchased: See Appendix I hereto.

[Appendix I to Confirmation Letter will list Purchased Assets]

Aggregate Principal Amount of ~~Mortgage~~RTL Loans:

Aggregate Principal Amount of Rental Loans:

Purchase Price:

Purchase Price Percentage:

Aggregate Advanced Holdback Amount (if any):

Concentration Limits (following consummation of this Transaction):

Qualifier	Maximum Concentration Limit	Concentration Limit	Compliance

Exhibit A-1

Names and addresses for communications:

Buyer:

Nomura Corporate Funding Americas, LLC

Worldwide Plaza

309 West 49th Street

New York, New York 10019-7316

Attention: Operations

Email: [***]

With a copy to:

Nomura Corporate Funding Americas, LLC

Worldwide Plaza

309 West 49th Street

New York, New York 10019-7316

Attention: [***]

Email: [***]

Seller:

Finance of America Commercial LLC

30 East 7th Street Suite 2350

St. Paul, MN 55101

Attn: [***]

With a copy to:

Finance of America Holdings LLC

909 Lake Carolyn Parkway, Suite 1550

Irving, TX 75039

Attn: [***]

Exhibit A-2

[By delivery of this letter, undersigned [RESPONSIBLE OFFICER] of Seller hereby certifies that in connection with the Underwriting Package delivered to Buyer on the date hereof with respect to the Purchased Assets set forth on the attached Appendix I, [he][she] has no actual knowledge of any material information concerning such Purchased Assets that is not reflected in the materials that comprise such Underwriting Package or otherwise disclosed to Buyer in writing.]

Seller:

FINANCE OF AMERICA COMMERCIAL LLC

By:
Name:
Title:

Exhibit A-3

Appendix I

[Purchased Assets to be Purchased]

Exhibit A-4

EXHIBIT B-1

RTL UNDERWRITING GUIDELINES

SEE ATTACHED.

~~[UNDERWRITING GUIDELINES ARE IN A SEPARATE PDF WHICH WILL BE AFFIXED AS EXHIBIT B TO THE FINAL MRA]~~

Exh. B-1

EXHIBIT B-2

RENTAL UNDERWRITING GUIDELINES

SEE ATTACHED.

Exh. B-1

EXHIBIT C

SELLER’S TAX IDENTIFICATION NUMBER

Entity Name	EIN
Finance of America Commercial, LLC	35-2486440

Exh. C-1

EXHIBIT D

RESERVED.

Exh. D-1

EXHIBIT E

MONTHLY SERVICING REPORT

To be agreed-upon by Buyer and Seller.

Exh. E-1

EXHIBIT F

FORM OF SECTION 7 CERTIFICATE

Reference is hereby made to the Master Repurchase Agreement dated as of [            ], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Finance of America Comercial LLC (the “Seller”) and Nomura Corporate Funding Americas, LLC (the “Buyer”). Pursuant to the provisions of Section 7 of the Agreement, the undersigned hereby certifies that:

1. It is a natural individual person, treated as a corporation for U.S. federal income tax purposes, disregarded for federal income tax purposes (in which case a copy of this Section 7 Certificate is attached in respect of its sole beneficial owner), or treated as a partnership for U.S. federal income tax purposes (one must be checked).

2. It is the beneficial owner of amounts received pursuant to the Agreement.

3. It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4. It is not a [***] shareholder of Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5. It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.

6. Amounts paid to it under the Facility Documents are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By:
Title:

Date: ________, ________

Exh. F-1

EXHIBIT G-1

ASSET SCHEDULE FIELDS (MORTGAGE LOANS OTHER THAN RENTAL LOANS)

1	LOS Loan ID
2	Date Closed
3	Loan Number
4	Loan Amount
5	Entity Name
6	Borrower First name
7	Borrower Last name
8	Property Street
9	Property State
10	Property City
11	Property Zip
12	Property Type
13	Appraised Value As-Is
14	Date of Appraisal As-Is
15	Appraised Value ARV
16	Date of Appraisal ARV
17	Loan Officer
18	Underwriter
19	Loan Original Maturity Date
20	Original Rehab Holdback Amount
21	FICO
22	Interest Rate
23	Total Loan Fees
24	Closing Wire Amount
26	Loan Purpose
28	Qualifying Construction Budget
29	Qualifying ARV—LTV Verified
30	Liquidity
31	Required Liquidity (express only)
32	Qualifying FICO
33	Line Size
34	Qualifying # of Flips/Rentals
35	Product Type
36	Ground Up New Construction?
37	GPM Exception?
38	Initial Advance Use
39	Initial Advance %
40	Initial Advance
41	Rehab Advance
42	Initial Holdback Amount
43	Remaining Holdback Amount

Exh. G-1

44	Advanced Holdback Amount
45	Adjusted Principal Balance
46	LTC
47	LTV
48	Days Past Due
49	Foreign National Flag (Y/N)
50	Servicer Name
51	First Lien (Y/N)
52	Loan Modification Flag (Y/N)
53	Modification Date
54	Modification Purpose
55	# of Modifications
56	Post Modification Balance
57	Purchase Price Date
58	First Payment Date
59	Next Payment Date
60	Paid Through Date
61	Monthly Payment Date
62	Bankruptcy Flag (Y/N)
63	Foreclosure Flag (Y/N)
64	Rehab Budget to Cost %
65	Advanced Holdback Amount %
66	Rehab Budget AIV %
67	Nomura Take-Out Loan (Y/N)
68	Wet Ink Mortgage Loan (Y/N)

Exh. G-2

EXHIBIT G-2

ASSET SCHEDULE FIELDS (RENTAL LOANS)

~~1. Loan ID~~

~~2. Date Closed~~

~~3. Original Loan Amount 4. Property State~~

~~5. Property City~~

~~6. Property Zip~~

~~7. Property Type~~

~~8. Appraised Value As Is~~

~~9. Date of Appraisal As Is~~

~~10. Appraised Value ARV~~

~~11. Date of Appraisal ARV~~

~~12. LTV~~

~~13. LTVARV~~

~~14. Loan Original Maturity Date~~

~~15. Original Rehab Holdback Amount~~

~~16. FICO~~

~~17. Broker Fee Paid on HUD~~

~~18. Broker Fee to be Paid by JCF~~

~~19. Broker Fee Amount Paid on HUD~~

~~20. Broker Fee Amount to be Paid by JCF~~

~~21. Interest Rate~~

~~22. Closing Per Diem Interest~~

~~23. Closing Per Diem Interest Total Amount~~

~~24. Origination Fee~~

~~25. Origination Fee Amount~~

~~26. JCF Fee Amount~~

~~27. Inspection Fee Amount~~

~~28. Document Preparation Fee Amount~~

~~29. Other Fees Amount~~

~~30. Other Closing Adjustments Amount~~

~~31. Total Loan Fees~~

~~32. Closing Wire Amount~~

~~33. Purchase Price~~

~~34. Loan Purpose 35. As is Value~~

~~36. After Repair Value~~

~~37. Qualifying ARV~~

~~38. Construction Budget~~

~~39. Qualifying Construction Budget~~

~~40. Qualifying ARVLTV~~

~~41. “Verified Liquidity”~~

~~42. Required Liquidity express only~~

~~43. Over Short~~

~~44. Qualifying FICO~~

~~45. Qualifying High Mid FICO~~

Exh. G-1

~~46. Line Size~~

~~47. Qualifying number of Flips Rentals 48. Product Type~~

~~49. Ground Up New Construction 50. GPM Exception~~

~~51. Initial Advance Use~~

~~52. Initial Advance %~~

~~53. Initial Advance $~~

~~54. Rehab Advance %~~

~~55. Rehab Advance $~~

~~56. Current Rehab Holdback~~

~~57. Other Value LTC~~

~~58. Overall LTC~~

~~59. lien position 60. days past due~~

~~61. Additional eligible for borrowing base—rehab drawn~~

~~62. Total UPB~~

~~63. Foreign National Flag (Y/N)~~

~~64. Loan Modification Flag (Y/N)~~

~~65. Modification Date~~

~~66. Modification Purpose~~

~~67. # of Modifications~~

~~68. Post Modification Balance~~

~~69. Purchase Price Date~~

~~70. Property—Year Built~~

~~71. First Payment Date~~

~~72. Next Payment Date~~

~~73. Paid Through Date~~

~~74. Monthly Payment Date~~

~~75. Rehab Budget to Cost %~~

~~76. Bankruptcy Flag (Y/N)~~

~~77. Foreclosure Flag (Y/N)~~

~~78. Draw #~~

~~79. Draw Date~~

Exh. G-2

EXHIBIT H

~~RESERVED~~

FORM OF ESCROW INSTRUCTION LETTER

The escrow instruction letter (the “Escrow Instruction Letter”) shall also include the following instruction to the Settlement Agent (the “Escrow Agent”):

Nomura Corporate Funding Americas, LLC (the “Buyer”), has agreed to provide funds (“Escrow Funds”) to Finance of America Commercial LLC to finance certain mortgage loans (the “Mortgage Loans”) for which you are acting as Escrow Agent.

You hereby agree that (a) you shall receive such Escrow Funds from Buyer to be disbursed in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Buyer until such Escrow Funds are fully disbursed on behalf of Buyer in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the “Closing Date”) only after you have followed the Escrow Instruction Letter’s requirements with respect to the Mortgage Loans. In the event that the Escrow Funds cannot be disbursed on the Closing Date in accordance with the Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to the Buyer by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Buyer’s incoming wire transfer.

You further agree that, upon disbursement of the Escrow Funds, you will hold all Mortgage Loan documents specified in the Escrow Instruction Letter in escrow as agent and bailee for Buyer, and will forward the Mortgage Loan documents and original Escrow Instruction Letter in connection with such Mortgage Loans by overnight courier to the Custodian within [***] following the date of origination.

You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instruction Letter are to be paid by Seller or its borrowers, and Buyer shall have no liability with respect thereto.

You represent, warrant and covenant that you are not an affiliate of or otherwise controlled by Seller, and that you are acting as an independent contractor and not as an agent of Seller.

The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Buyer. You understand that Buyer shall act in reliance upon the provisions set forth in this Escrow Instruction Letter, and that Buyer is an intended third party beneficiary hereof.

Exh. H-1

Whether or not an Escrow Instruction Letter executed by you is received by the Custodian, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of the Escrow Instruction Letter.

Exh. G-2

EXHIBIT I-1

FORM OF SERVICER NOTICE

~~Servis One, Inc. d/b/a BSI Financial Services, as Servicer~~

~~1425 Greenway Drive, Suite 400~~

~~Irving, Texas 75038~~

~~Attention:[***] [***]~~

[                    ], as Servicer

[ADDRESS]

Attention: [ ]

Re:

Master Repurchase Agreement dated as of August 18, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Finance of America Commercial LLC (the “Seller”) and Nomura Corporate Funding Americas, LLC (the “Buyer”).

Ladies and Gentlemen:

1.

~~Servis One, Inc. d/b/a BSI Financial Services~~[             ] (the “Servicer”) is servicing certain mortgage loans (“Mortgage Loans”) for Seller pursuant to that certain Sub-Servicing Agreement between the Servicer and Seller dated as of ~~February 16, 2017~~[DATE] (the “Servicing Agreement”). Pursuant to the Repurchase Agreement among Buyer and Seller, the Servicer is hereby notified that Seller has pledged to Buyer certain mortgage loans, which are serviced by Servicer which are subject to a security interest in favor of Buyer. Capitalized terms used herein that are not defined shall have their respective meanings as set forth in the Servicing Agreement.

2. The Servicer shall segregate any amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with the below instructions. Concurrently with the delivery of any remittance report to Seller, the Servicer shall also deliver a copy of such remittance report to the Buyer.

Effective immediately, Seller instructs Servicer to follow the written instructions (including via email) of Buyer with respect to the Mortgage Loans, and to deliver to Buyer information with respect to the Mortgage Loans reasonably requested by Buyer that is consistent with the information Servicer agreed to provide to Seller under the Servicing Agreement. Seller hereby notifies and instructs the Servicer and the Servicer is hereby authorized and instructed as of the date hereof to remit no later than [***] following receipt in the applicable account, any and all amounts which would be otherwise payable to Seller with respect to the Mortgage Loans into the account described on Schedule A attached hereto.

Exh. I-1

3. Upon receipt of a written notice (including via email) from Buyer of an Event of Default (as defined in the Repurchase Agreement), Buyer shall have the right to (a) redirect the Servicer to remit funds in accordance with Buyer’s instructions and (b) notwithstanding anything in the Servicing Agreement to the contrary, immediately terminate the Servicing Agreement, remove the Servicer and transfer servicing of the Mortgage Loans in accordance with Buyer’s instructions; provided, that, Seller (and not Buyer) shall be responsible for the payment of any and all fees, indemnities, costs, reimbursements, expenses, penalties and termination fees (including, without limitation, any Deboarding Fees, as such term is defined in the Servicing Agreement), regardless of when accrued, under the Servicing Agreement. Upon receipt of such notice, Seller and the Servicer shall cooperate in transferring the applicable servicing of the Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

4. Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice of Event of Default.

5. Buyer shall be an intended third-party beneficiary of the Servicing Agreement, and the parties thereto shall not amend such Servicing Agreement without the consent of Buyer, which may be granted or withheld in its sole discretion.

6. This Servicer Notice may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Servicer Notice by signing any such counterpart.

7. This Servicer Notice embodies the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

8. THIS SERVICER NOTICE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS SERVICER NOTICE, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

9. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

Exh. I-2

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERVICER NOTICE AND/OR ANY OTHER FACILITY DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE REPURCHASE AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

10.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERVICER NOTICE, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.

UNDER NO CIRCUMSTANCES, HOWEVER, SHALL ANY PARTY BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES WHETHER IN CONTRACT, TORT, STATUTE OR UNDER ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

Exh. I-3

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: Nomura Corporate Funding Americas, LLC, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, Attention: Operations, Telephone: [***], Facsimile: [***], Email: [***], with a copy to Attention: [***], Email: [***].

Very truly yours,

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:
Name:
Title:

Exh. I-4

FINANCE OF AMERICA COMMERCIAL LLC

By:
Name:
Title:

Exh. I-5

ACKNOWLEDGED:

~~SERVIS ONE, INC. D/B/A BSI FINANCIAL SERVICES~~[ ],
as Servicer

By:
Name:
Title:

Exh. I-6

Schedule A

Account Information

[Insert Collection Acct Info]

Exh. I-7

EXHIBIT I-2

FORM OF SERVICER NOTICE AND PLEDGE

[Date]

[                     ], as Servicer

[ADDRESS]

Attention:

Re:

Master Repurchase Agreement dated as of August 18, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Finance of America Commercial, LLC (“Seller”) and Nomura Corporate Funding Americas, LLC (the “Buyer”).

Ladies and Gentlemen:

Pursuant to the Repurchase Agreement, Servicer is hereby notified that Seller has conveyed and pledged to Buyer certain Mortgage Loans the beneficial ownership of which are then pledged to Buyer under the Repurchase Agreement (the “Mortgage Loans”), which are serviced by [ ] (the “Servicer”) pursuant to that certain Servicing Agreement dated as of [ , 20 ], by and among the Servicer and the Seller (as amended, modified or otherwise supplemented from time to time, the “Servicing Agreement”). Capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Repurchase Agreement.

Section 1. Servicing Rights and Grant of Security Interest. (a) Servicer acknowledges that the Mortgage Loans are being serviced on a servicing released basis. In the event that Servicer is deemed to retain any rights to servicing, Buyer and Servicer hereby agree that in order to further secure the Seller’s Obligations under the Repurchase Agreement, Servicer hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all its rights to service (if any) related to the Mortgage Loans and all proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created (the “Servicing Assets”).

(b) The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Section 741(7)(A)(xi) and 101(47)(A)(v) of the Bankruptcy Code.

(c) Servicer agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby. Furthermore, Servicer hereby authorizes Buyer to file financing statements relating to the security interest set forth herein, as Buyer, at its option, may deem appropriate.

Exh. I-2

(d) Servicer waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Repurchase Agreement and notice or proof of reliance by Buyer upon this side letter (the “Servicer Notice and Pledge”). Servicer hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller with respect the Obligations.

(e) Buyer shall have all rights and remedies against Servicer and the Servicing Assets as set forth herein, and the Servicing Assets shall be considered for all purposes Repurchase Assets under the Repurchase Agreement and Buyer shall have all rights and remedies under the Repurchase Agreement with respect to the Servicing Assets, which are incorporated by reference herein.

Section 2. Notice of Default. (a) The Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with the below instructions. Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans reasonably requested by Buyer. Seller hereby notifies and instructs the Servicer and the Servicer is hereby authorized and instructed to remit any and all amounts which would be otherwise payable to Seller with respect to the Mortgage Loans to the following account no later than [***] following receipt thereof which instructions are irrevocable without the prior written consent of Buyer:

[BANK]

[ADDRESS]

Account No. [                     ]

ABA No. [                     ]

Beneficiary: Nomura Corporate Funding Americas, LLC

RE: [                     ]

(b) Upon written notice following the occurrence and during the continuance of an Event of Default, Buyer shall have the right to (i) redirect the Servicer to remit funds in accordance with Buyer’s instructions and (ii) immediately terminate Servicer’s right to service the Mortgage Loans without payment of any penalty or termination fee under the Servicing Agreement. Upon receipt of such notice, Seller and the Servicer shall cooperate in transferring the applicable servicing of the Mortgage Loans (including, for the avoidance of doubt, the related Holdback Amount) to a successor servicer appointed by Buyer in its sole discretion.

(c) Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice of Event of Default.

(d) Buyer shall be an intended third-party beneficiary of the Servicing Agreement, and the parties thereto shall not amend such Servicing Agreement without the consent of Buyer, which may be granted or withheld in its sole discretion.

Exh. I-2

(e) Concurrently with the delivery of any remittance report to the Seller, the Servicer shall also deliver a copy of such remittance report to the Buyer.

Section 3. Counterparts. This Servicer Notice and Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Servicer Notice and Pledge by signing any such counterpart.

Section 4. Entire Agreement. This Servicer Notice and Pledge and the other Facility Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

Section 5. Governing Law; Jurisdiction; Waiver of Trial by Jury. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERVICER NOTICE AND PLEDGE AND/OR ANY OTHER FACILITY DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE REPURCHASE AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

Exh. I-2

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERVICER NOTICE AND PLEDGE, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d) UNDER NO CIRCUMSTANCES, HOWEVER, SHALL ANY PARTY BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES WHETHER IN CONTRACT, TORT, STATUTE OR UNDER ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

[remainder of page intentionally left blank]

Exh. I-2

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following address: Nomura Corporate Funding Americas, LLC, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, Attention: Operations, Telephone: [***], Facsimile: [***], Email: [***], with a copy to Attention: [***], Email: [***].

Very truly yours,

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:
Name:
Title:

FINANCE OF AMERICA COMMERCIAL LLC

By:
Name:
Title:

[AFFILIATED SERVICER]

By:
Name:
Title:

Exh. I-2

EXHIBIT J

FORM OF SELLER POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that FINANCE OF AMERICA COMMERCIAL, LLC (“Seller”) hereby irrevocably constitutes and appoints Nomura Corporate Funding Americas, LLC (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:

(a) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement (as amended, restated or modified) dated August 18, 2017 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b) to pay or discharge taxes and liens levied or placed on or threatened against the Assets; and

(c) (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, any payment agent with respect to any Asset; (ii) to send “goodbye” letters on behalf of Seller and Servicer; (iii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iv) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets;

(v) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (vi) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vii) to settle, compromise or adjust any suit, action or proceeding described in clause (vi) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;

(d) for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;

Exh. I-2

(e) for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exh. I-2

IN WITNESS WHEREOF Seller has caused this power of attorney to be executed and Seller’s seal to be affixed this      day of     , 2017.

FINANCE OF AMERICA COMMERCIAL LLC
(Seller)

By:
Name:
Title:

Exh. I-2

Acknowledgment of Execution by Seller (Principal):
)

STATE OF
	)	ss.:
COUNTY OF	)

On the     day of         , 2017, before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as                                          for FINANCE OF AMERICA COMMERCIAL LLC and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

Exh. I-2